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                                                                   EXHIBIT 10.20

Recording Requested by
and when recorded return to:

WELLS FARGO BANK, N.A.
Commercial Mortgage Origination
MAC AO194-093
45 Fremont Street, 9th Floor
San Francisco, California 94105

Attention: CMO Loan Admin.
Loan No.: 31-0901388

Commonly Known Address:
Devonshire Corporate Center II Office Complex,
2301, 2215, 2201, 2109 and 2101 Fox Drive
Champaign, Illinois 61820
Parcel Identification No.: 45-20-24-326-020;
45-20-24-326-011; 45-20-24-326-012;
45-20-24-326-013; 45-20-24-326-016

                                    MORTGAGE
                                       AND
                          ABSOLUTE ASSIGNMENT OF RENTS
                                   AND LEASES
                                      AND
                               SECURITY AGREEMENT
                              (AND FIXTURE FILING)

The parties to this MORTGAGE AND ABSOLUTE ASSIGNMENT OF RENTS AND LEASES AND SECURITY AGREEMENT (AND FIXTURE FILING) ("Mortgage"), dated as of November 21, 2003 are STONEWATER DOX FUNDING LLC, a Delaware limited liability company ("Mortgagor"), whose principal place of business is located at c/o Stonewater Partners, 22 Deer Creek Lane, Mt. Kisco, New York 10549, and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Mortgagee"), with a mailing address at 1320 Willow Pass Road, Suite 205, Concord, California 94520.

                                    RECITALS

A. Mortgagor proposes to borrow from Mortgagee, and Mortgagee proposes to lend to Mortgagor the principal sum of TEN MILLION AND NO/100THS DOLLARS ($10,000,000.00) ("Loan"). The Loan is evidenced by a promissory note ("Note") executed by Mortgagor, dated the date of this Mortgage, payable to the order of Mortgagee in the principal amount of the Loan. The maturity date of the Loan is December 1, 2013.


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B.   The loan documents include this Mortgage, the Note and the other documents described in the Note as Loan Documents ("Loan Documents").

                              ARTICLE 1. MORTGAGE

1.1. GRANT. For the purposes of and upon the terms and conditions of this Mortgage, Mortgagor irrevocably grants, conveys, mortgages, warrants and assigns to Mortgagee, all estate, right, title and interest which Mortgagor now has or may hereafter acquire in, to, under or derived from any or all of the following:

     a. That real property ("Land") located in Champaign, county of Champaign, state of Illinois, and more particularly described on Exhibit A attached hereto;

     b. All appurtenances, easements, rights of way, water and water rights, pumps, pipes, flumes and ditches and ditch rights, water stock, ditch and/or reservoir stock or interests, royalties, development rights and credits, air rights, minerals, oil rights, and gas rights, now or later used or useful in connection with, appurtenant to or related to the Land;

     c. All buildings, structures, facilities, other improvements and fixtures now or hereafter located on the Land;

     d. All apparatus, equipment, machinery and appliances and all accessions thereto and renewals and replacements thereof and substitutions therefor used in the operation or occupancy of the Land and which are not owned by any tenant, it being intended by the parties that all such items shall be conclusively considered to be a part of the Land, whether or not attached or affixed to the Land;

     e. All land lying in the right-of-way of any street, road, avenue, alley or right-of-way opened, proposed or vacated, and all sidewalks, strips and gores of land adjacent to or used in connection with the Land;

     f.   All additions and accretions to the property described above;

     g. All licenses, authorizations, certificates, variances, consents, approvals and other permits now or hereafter pertaining to the Land and all estate, right, title and interest of Mortgagor in, to, under or derived from all tradenames or business names relating to the Land or the present or future development, construction, operation or use of the Land;

     h. All Accounts (as defined in the Cash Management Agreement) and the Letters of Credit (as defined in the Note); and

     i.   All proceeds of any of the foregoing.

     All of the property described above is hereinafter collectively defined as the "Property". The listing of specific rights or property shall not be interpreted as a limitation of general terms.


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                         ARTICLE 2. OBLIGATIONS SECURED

2.1. OBLIGATIONS SECURED. Mortgagor makes the foregoing grant and assignment for the purpose of securing the following obligations ("Secured Obligations"):

     a. Full and punctual payment to Mortgagee of all sums at any time owing under the Note;

     b. Payment and performance of all covenants and obligations of Mortgagor under this Mortgage including, without limitation, indemnification obligations and advances made to protect the Property;

     c. Payment and performance of all additional covenants and obligations of Mortgagor under the Loan Documents;

     d. Payment and performance of all covenants and obligations, if any, which any rider attached as an exhibit to this Mortgage recites are secured hereby;

     e. Payment and performance of all future advances and other obligations that the then record owner of all or part of the Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Mortgagee, when the obligation is evidenced by a writing which recites that it is secured by this Mortgage;

     f. All interest and charges on all obligations secured hereby including, without limitation, prepayment charges, late charges and loan fees, if any;

     g. All modifications, extensions and renewals of any of the obligations secured hereby, however evidenced, including, without limitation: (i) modifications of the required principal payment dates or interest payment dates or both, as the case may be, deferring or accelerating payment dates wholly or partly; and (ii) modifications, extensions or renewals at a different rate of interest whether or not any such modification, extension or renewal is evidenced by a new or additional promissory note or notes; and

     h. Payment and performance of any other obligations which are defined as "Secured Obligations" in the Note.

2.2. OBLIGATIONS. The term "obligations" is used herein in its broadest and most comprehensive sense and shall be deemed to include, without limitation, all interest and charges, prepayment charges, late charges and loan fees, if any, at any time accruing or assessed on any of the Secured Obligations. The maximum amount secured by this Mortgage (excluding interest, costs, expenses, charges, fees, protective advances and indemnification obligations, all of any type or nature) is $10,000,000.00.

2.3. INCORPORATION. All terms and conditions of the documents which evidence any of the Secured Obligations are incorporated herein by this reference. All persons who may have or acquire an interest in the Property shall be deemed to have notice of the terms of


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     the Secured Obligations and to have notice that the rate of interest on one or more Secured Obligation may vary from time to time.

                   ARTICLE 3. ASSIGNMENT OF RENTS AND LEASES

3.1. ASSIGNMENT. Mortgagor irrevocably assigns to Mortgagee all of Mortgagor's right, title and interest in, to and under: (a) all present and future leases of the Property or any portion thereof, all licenses and agreements relating to the management, leasing or operation of the Property or any portion thereof, and all other agreements of any kind relating to the use or occupancy of the Property or any portion thereof, whether such leases, licenses and agreements are now existing or entered into after the date hereof ("Leases"); and (b) the rents, issues, deposits and profits of the Property, including, without limitation, all amounts payable and all rights and benefits accruing to Mortgagor under the Leases ("Payments"). The term "Leases" shall also include all guarantees of and security for the tenants' performance thereunder, and all amendments, extensions, renewals or modifications thereto which are permitted hereunder. This is a present and absolute assignment, not an assignment for security purposes only, and Mortgagee's right to the Leases and Payments is not contingent upon, and may be exercised without possession of, the Property.

3.2. GRANT OF LICENSE. Mortgagee confers upon Mortgagor a revocable license ("License") to collect and retain the Payments as they become due and payable, until the occurrence and during the continuance of a Default (as hereinafter defined). Upon and during the continuance of a Default, the License shall be automatically revoked and Mortgagee may collect and apply the Payments pursuant to the terms hereof without notice and without taking possession of the Property. All Payments thereafter collected by Mortgagor shall be held by Mortgagor as trustee under a constructive trust for the benefit of Mortgagee. Subject to the terms and conditions of the Cash Management Agreement dated the date hereof, Mortgagor hereby irrevocably authorizes and directs the tenants under the Leases to rely upon and comply with any notice or demand given by Mortgagee during the continuance of a Default for the payment to Mortgagee of any rental or other sums which may at any time become due under the Leases, or for the performance of any of the tenants' undertakings under the Leases, and the tenants shall have no right or duty to inquire as to whether any Default has actually occurred or is then existing. Mortgagor hereby relieves the tenants from any liability to Mortgagor by reason of relying upon and complying with any such notice or demand by Mortgagee. Mortgagee may apply, in its sole discretion, any Payments so collected by Mortgagee against any Secured Obligation or any other obligation of Mortgagor or any other person or entity, under any document or instrument related to or executed in connection with the Loan Documents, whether existing on the date hereof or hereafter arising. Collection of any Payments by Mortgagee shall not cure or waive any Default or notice of Default or invalidate any acts done pursuant to such notice. If and when no Default exists, Mortgagee shall re-confer the License upon Mortgagor until the occurrence of another Default.

3.3. EFFECT OF ASSIGNMENT. The foregoing irrevocable assignment shall not cause Mortgagee to be: (a) a mortgagee in possession; (b) responsible or liable for the control,


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     care, management or repair of the Property or for performing any of the terms, agreements, undertakings, obligations, representations, warranties, covenants and conditions of the Leases; (c) responsible or liable for any waste committed on the Property by the tenants under any of the Leases or by any other parties; for any dangerous or defective condition of the Property; or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee, invitee or other person; or (d) responsible for or impose upon Mortgagee any duty to produce rents or profits. Unless such liability arises from the gross negligence or willful misconduct of Mortgagee, its agents, contractors and employees, Mortgagee shall not directly or indirectly be liable to Mortgagor or any other person as a consequence of: (e) the exercise or failure to exercise any of the rights, remedies or powers granted to Mortgagee hereunder; or (f) the failure or refusal of Mortgagee to perform or discharge any obligation, duty or liability of Mortgagor arising under the Leases.

3.4  COVENANTS-LONG TERM LEASES.

     a.   ALL LEASES. Mortgagor shall, at Mortgagor's sole cost and expense:

          (i) perform all material obligations of the landlord under the Leases and use reasonable efforts to enforce performance by the tenants of all material obligations of the tenants under the Leases;

          (ii) use reasonable efforts to keep the Property leased at all times to tenants which Mortgagor reasonably and in good faith believes are creditworthy at rents not less than the fair market rental value (including, but not limited to, free or discounted rents to the extent the market so requires);

          (iii) promptly upon Mortgagee's request, deliver to Mortgagee a copy of each requested Lease (not previously delivered to Mortgagee) and all amendments thereto and waivers thereof; and

          (iv) promptly upon Mortgagee's request, execute and record any additional assignments of landlord's interest under any Lease to Mortgagee and use reasonable efforts to cause any tenant to execute specific subordinations of any Lease to this Mortgage, in form and substance reasonably satisfactory to Mortgagee.

          Unless consented to in writing by Mortgagee or otherwise permitted under any other provision of the Loan Documents, Mortgagor shall not:

          (v) grant any tenant under any Lease any option, right of first refusal or other right to purchase all or any portion of the Property under any circumstances;

          (vi) grant any tenant under any Lease any right to prepay rent more than 1 month in advance;


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          (vii) except upon Mortgagee's request, execute any assignment of landlord's interest in any Lease; or

          (viii) collect rent or other sums due under any Lease in advance, other than to collect rent 1 month in advance of the time when it becomes due (other than rental escalations required by the terms of any existing lease to be paid in advance, provided no fixed or base rent should be paid more than one (1) month in advance.

          Any such attempted action in violation of the provisions of this Section shall be null and void.

          Mortgagor shall deposit with Mortgagee any sums received by Mortgagor in consideration of any termination, modification or amendment of any Lease or any release or discharge of any tenant under any Lease from any obligation thereunder (including, without limitation, the termination fee payable pursuant to the terms of that certain lease dated February 25, 1999 (the "Parking Lease")) and any such sums received by Mortgagor shall be held in trust by Mortgagor for such purpose. Notwithstanding the foregoing, so long as no Default exists, the portion of any such sum received by Mortgagor with respect to any Lease which is less than $50,000 shall be payable to Mortgagor. All such sums received by Mortgagee with respect to any Lease shall be deemed "Impounds" (as defined in Section 6.12(b)) and shall be deposited by Mortgagee into a pledged account in accordance with
          Section 6.12(b). If no Default exists, Mortgagee shall release such Impounds to Mortgagor from time to time as necessary to pay or reimburse Mortgagor for such tenant improvements, brokerage commissions and other leasing costs as may be required to re-tenant the affected space; provided, however, Mortgagee shall have received and approved each of the following for each tenant for which such costs were incurred; (1) Mortgagor's, written request for such release, including the name of the proposed tenant, the location and net rentable area of the space and a description and cost breakdown of the tenant improvements or other leasing costs covered by the request;
          (2) Mortgagor's certification that any tenant improvements completed as of the date of the request have been completed lien-free and in a workmanlike manner, other than liens being contested in good faith in accordance with Section 8.4 hereof; (3) a fully executed Lease, or extension or renewal of the- current Lease; (4) prior to the last release of Impounds for each space, an estoppel certificate executed by the tenant including its acknowledgement that all tenant improvements have been satisfactorily completed; and (5) such other information with respect to such costs as Mortgagee may reasonably require. Following the re-tenanting of all affected space (including, without limitation, the completion of all tenant improvements), and provided no Default exists, Mortgagee shall release any remaining Impounds relating to the affected space to Mortgagor. Mortgagor shall construct or cause to be constructed all tenant improvements in a workmanlike manner and in accordance with all applicable laws, ordinances, rules and regulations.


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     (b)  MAJOR LEASES. Mortgagor shall, at Mortgagor's sole cost and expense, give Mortgagee written notice of any material default by landlord or tenant under any Major Lease (as defined below) promptly after becoming aware of same. Unless consented to in writing by Mortgagee within 30 days after written notice or otherwise permitted under any other provision of the Loan Documents, Mortgagor shall not:

          (i) enter into any Major Lease after the date hereof which (aa) is not on then prevailing market terms (which terms may include free or discounted rent to the extent the market so requires); (bb) does not contain a provision requiring the tenant to execute and deliver to the landlord an estoppel certificate in form and substance reasonably satisfactory to the landlord promptly upon the landlord's request; or (cc) allows the tenant to assign or sublet the demised premises without the landlord's consent, not to be unreasonably withheld, conditioned or delayed; provided, however, the Major Lease may allow tenant to assign or sublet the demised premises to tenant's affiliates or a merged entity resulting from a merger involving tenant, provided the tenant's affiliate or the surviving merged entity (A) has a rating of at least BBB- or better by the rating agencies which have assigned a rating to the Loan in connection with a securitization, (B) occupies and uses the demised premises, (C) has a net worth equal to or greater than existing tenant's net worth as reported on tenant's most recently filed financial statements with the SEC prior to the date hereof, (D) has not been, within the last ten
               (10) years, (I) subject to any material, uncured event of default in connection with a loan financing which resulted in litigation or an acceleration of an indebtedness held by Mortgagee or any other secondary market or institutional lender or (II) the subject of any action or proceeding under Creditor's Rights Laws, and (E) has not ever been convicted of a felony;

          (ii) reduce any rent or other sums due from the tenant under any Major Lease;

          (iii) terminate or materially modify or amend any Major Lease (except in connection with the release of the Parking Parcel (as defined in the Note) as long as Borrower complies with the provisions contained in Section 6 of Exhibit A of the Note); or

          (iv) release or discharge the tenant or any guarantor, under any Major Lease from any material obligation thereunder except in connection with a permitted termination, cancellation or surrender of the applicable Major Lease, approved by Mortgagee or not requiring Mortgagor approval.

          Any such attempted action in violation of the provisions of this Section shall be null and void.

          Notwithstanding anything to the contrary contained herein, to the extent Mortgagee's prior approval is required for any leasing matters set forth in this


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          Section 3, Mortgagee shall have thirty (30) days from receipt of written request and all required information and documentation relating thereto in which to approve or disapprove such matter, provided that such request to Lender is marked in bold lettering with the following language: "MORTGAGEE'S RESPONSE IS REQUIRED WITHIN THIRTY (30) DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A MORTGAGE BETWEEN THE UNDERSIGNED AND MORTGAGEE" and the envelope containing the request must be marked "PRIORITY". In the event that Mortgagee fails to respond to the leasing matter in question within such time, Mortgagee's approval shall be deemed given for all purposes. Mortgagor shall provide Mortgagee with such information and documentation as may be reasonably required by Mortgagee.

          "Major Lease", as used herein, shall mean any Lease, which is, at any time: (1) a Lease of more than 20% of the total rentable area of the Property; or (2) a Lease which generates a gross base monthly rent exceeding 20% of the total gross base monthly rent generated by all Leases (excluding all Leases under which the tenant is then in default). Mortgagor's obligations with respect to Major Leases shall be governed by the provisions of Section 3.4a a as well as by the provisions of this Section.

     c. FAILURE TO DENY REQUEST Mortgagee's failure to deny any written request by Mortgagor for Mortgagee's consent under the provisions of Sections 3.4a or 3.4b within 10 Business Days after Mortgagee's receipt of such request (and all documents and information reasonably related thereto) shall be deemed to constitute Mortgagee's consent to such request.

3.5. ESTOPPEL CERTIFICATES. Within 30 days after request by Mortgagee, Mortgagor shall deliver to Mortgagee and to any party designated by Mortgagee, estoppel certificates relating to the Leases executed by Mortgagor and by each of the tenants, in the form required by the Lease, or if none provided for in the applicable Lease, form and substance reasonably acceptable to Mortgagee; provided, however, if any tenant shall fail or refuse to so execute and deliver any such estoppel certificate upon request, Mortgagor shall use reasonable efforts to cause such tenant to execute and deliver such estoppel certificate but such tenant's continued failure or refusal to do so, despite Mortgagor's reasonable efforts, shall not constitute a default by Mortgagor under this Mortgage.

3.6. RIGHT OF SUBORDINATION. Mortgagee may at any time and from time to time by specific written instrument intended for the purpose unilaterally subordinate the lien of this Mortgage to any Lease, without joinder or consent of, or notice to, Mortgagor, any tenant or any other person. Notice is hereby given to each tenant under a Lease of such right to subordinate. No subordination referred to in this Section shall constitute a subordination to any lien or other encumbrance, whenever arising, or improve the right of any junior lienholder. Nothing herein shall be construed as subordinating this Mortgage to any Lease.

                ARTICLE 4. SECURITY AGREEMENT AND FIXTURE FILING


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4.1. SECURITY INTEREST. Mortgagor grants and assigns to Mortgagee a security interest to secure payment and performance of all of the Secured Obligations, in all of Mortgagor's right, title and interest in all of the following described personal property in which Mortgagor now or at any time hereafter has any interest ("Collateral"):

          All goods, building and other materials, supplies, work in process, equipment, machinery, fixtures, furniture, furnishings, signs and other personal property, wherever situated, which are or are to be incorporated into, used in connection with or appropriated for use on the Property; all rents, issues, deposits and profits of the Property (to the extent, if any, they are not subject to the Absolute Assignment of Rents and Leases); all inventory, accounts, cash receipts, deposit accounts, impounds, accounts receivable, contract rights, general intangibles, software, chattel paper, instruments, documents, promissory notes, drafts, letters of credit, letter of credit rights, supporting obligations, insurance policies, insurance and condemnation awards and proceeds, any other rights to the payment of money, trade names, trademarks and service marks arising from or related to the Property or any business now or hereafter conducted thereon by Mortgagor; all permits, consents, approvals, licenses, authorizations and other rights granted by, given by or obtained from, any governmental entity with respect to the Property; all deposits or other security now or hereafter made with or given to * utility companies by Mortgagor with respect to the Property; all advance payments of insurance premiums made by Mortgagor with respect to the Property; all plans, drawings and specifications relating to the Property; all loan funds held by Mortgagee, whether or not disbursed; all funds deposited with Mortgagee pursuant to any Loan Document, all reserves, deferred payments, deposits, accounts, refunds, cost savings and payments of any kind related to the Property or any portion thereof, including, without limitation, all "Impounds" a's defined herein; together with all replacements and proceeds of, and additions ancf accessions to, any of the foregoing, and all books, records and files relating to any of the foregoing.

     As to all of the above-described personal property which is or which hereafter becomes a "fixture" under applicable law this Mortgage constitutes a fixture filing under the Illinois Uniform Commercial Code, as amended or recodified from time to time ("UCC").

4.2. COVENANTS. Mortgagor agrees: (a) to execute and deliver such documents as Mortgagee deems reasonably necessary to create, perfect and continue the security interests contemplated hereby; (b) not to change its name, and, as applicable, its chief executive offices, its principal residence or the jurisdiction in which it is organized without giving Mortgagee at least 30 days' prior written notice thereof; and (c) to reasonably cooperate with Mortgagee in perfecting all security interests granted herein and in obtaining such agreements from third parties as Mortgagee deems reasonably necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of Mortgagee's rights hereunder.

4.3. RIGHTS OF MORTGAGEE. In addition to Mortgagee's rights as a "Secured Party" under the UCC, Mortgagee may, but shall not be obligated to, at any time without notice


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     and at the expense of Mortgagor upon the occurrence and continuance of a
     Default: (a) give notice to any person of Mortgagee's rights hereunder and enforce such rights at law or in equity; (b) insure, protect, defend and preserve the Collateral or any rights or interests of Mortgagee therein; and (c) inspect the Collateral; Notwithstanding the above, in no event shall Mortgagee be deemed to have accepted any property other than cash in satisfaction of any obligation of Mortgagor to Mortgagee unless Mortgagee shall make an express written election of said remedy under the UCC or other applicable law.

4.4. RIGHTS OF MORTGAGEE UPON DEFAULT. Upon the occurrence of a Default, then in addition to all of Mortgagee's rights as a "Secured Party" under the UCC or otherwise at law:

     a. DISPOSITION OF COLLATERAL. Mortgagee may: (i) upon written notice, require Mortgagor to assemble any or all of the Collateral and make it available to Mortgagee at a place designated by Mortgagee; (ii) without prior notice, to the extent permitted by applicable law, enter upon the Property, subject to the rights of tenants under the applicable Leases, or other place where the Collateral may be located and take possession of, collect, sell, lease, license and otherwise dispose of the Collateral, and store the same at locations acceptable to Mortgagee at Mortgagor's expense; or (iii) sell, assign and deliver the Collateral at any place or in any lawful manner and bid and become purchaser at any such sales; and

     b. OTHER RIGHTS. Mortgagee may, for the account of Mortgagor and at Mortgagor's expense: (i) operate, use, consume, sell, lease, license or otherwise dispose of the Collateral as Mortgagee deems appropriate for the purpose of performing any or all of the Secured Obligations;
          (ii) enter into any agreement, compromise or settlement including insurance claims, which Mortgagee may deem desirable or proper with respect to the Collateral; and (iii) endorse and deliver evidences of title for, and receive, enforce and collect by legal action or otherwise, all indebtedness and obligations now or hereafter owing to Mortgagor in connection with or on account of the Collateral.

     Mortgagor acknowledges and agrees that 10 days' prior notice of the time and place of any public sale or other intended disposition is commercially reasonable notice. Mortgagee shall have no obligation to process or prepare the Collateral for sale or other disposition. In disposing of the Collateral, Mortgagee may disclaim all warranties of title, possession, quiet enjoyment and the like. Any proceeds of any sale or other disposition of the Collateral may be applied by Mortgagee first to the reasonable expenses incurred by Mortgagee in connection therewith, including, without limitations, reasonable attorneys' fees and disbursements, and then to the payment of the Secured Obligations, in such order of application as Mortgagee may from time to time elect.

4.5. POWER OF ATTORNEY. Mortgagor hereby irrevocably appoints Mortgagee as Mortgagor's attorney-in-fact (such agency being coupled with an interest), and as such attorney-in-fact, Mortgagee may, without the obligation to do so, in Mortgagee's name or in the name of Mortgagor, prepare, execute, file and record financing statements, continuation statements, applications for registration and like papers necessary to create,


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     perfect or preserve any of Mortgagee's security interests and rights in or to the Collateral, and during the continuance of a Default, take any other action required of Mortgagor; provided, however, that Mortgagee as such attorney-in-fact shall (i) be accountable only for such funds as are actually received by Mortgagee, and (ii) only be exercised after Mortgagor's failure to take required action within ten (10) business days after request.

                   ARTICLE 5. REPRESENTATIONS AND WARRANTIES

5.1. REPRESENTATIONS AND WARRANTIES. Mortgagor represents and warrants to Mortgagee that, to Mortgagor's current actual knowledge ("actual knowledge" means, with respect to all representations and warranties based solely on the representations, warranties and other information set forth in the purchase and sale agreement, dated October 3, 2003 between Par 3 Development, L.L.C., as seller, and Mortgagor, as purchaser, and/or conveyance documents delivered pursuant thereto and Mortgagor's good faith due diligence investigation in connection with the acquisition of the Property), the following statements are true and correct as of the Effective Date:

     a. Legal Status. Mortgagor is duly organized and existing and in good standing under the laws of the state(s) in which Mortgagor is organized. Mortgagor is qualified or licensed to do business in all jurisdictions in which such qualification or licensing is required.

     b. PERMITS. Mortgagor possesses all permits, franchises and licenses and all rights to all trademarks, trade names, patents and fictitious names, if any, necessary to enable Mortgagor to conduct the business(es) in which Mortgagor is now engaged in compliance with applicable law.

     c. AUTHORIZATION AND VALIDITY. The execution and delivery of the Loan Documents have been duly authorized and the Loan Documents constitute valid and binding obligations of Mortgagor or the party which executed the same, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights, or by the application of rules of equity.

     d. VIOLATIONS. The execution, delivery and performance by Mortgagor of each of the Loan Documents do not violate any provision of any law or regulation, or result in any breach or default under any contract, obligation, indenture or other instrument to which Mortgagor is a party or by which Mortgagor is bound.

     e. LITIGATION. There are no pending or threatened (in writing) actions, claims, investigations, suits or proceedings before any governmental authority, court or administrative agency which are reasonably likely to materially adversely affect the financial condition or operations of Mortgagor other than those previously disclosed in writing by Mortgagor to Mortgagee.

     f. FINANCIAL STATEMENTS. The financial statements of Mortgagor, of each general partner (if Mortgagor is a partnership), of each member (if Mortgagor is a limited liability company) and of each guarantor, if any, previously delivered by

          Mortgagor to Mortgagee are: (i) materially complete and correct; (ii) present fairly the financial condition of such party; and (iii) have been prepared in accordance with the same accounting standard used by Mortgagor to prepare the financial statements delivered to and approved by Mortgagee in connection with the making of the Loan, or other accounting standards approved by Mortgagee. Since the date of such financial statements, there has been no material adverse change in such financial condition, nor have any assets or properties reflected on such financial statements been sold, transferred, assigned, mortgaged, pledged or encumbered except as previously disclosed in writing by Mortgagor to Mortgagee and approved in writing by Mortgagee.

     g. REPORTS. All reports, documents, instruments and information delivered to Mortgagee in connection with the Loan: (i) are correct in all material respects and sufficiently complete to give Mortgagee accurate knowledge of their subject matter; and (ii) do not contain any misrepresentation of a material fact or omission of a material fact which omission makes the provided information misleading.

     h. INCOME TAXES. There are no pending assessments or adjustments of Mortgagor's income tax payable with respect to any year.

     i. SUBORDINATION. There is no agreement or instrument to which Mortgagor is a party or by which Mortgagor is bound that would require the subordination in right of payment of any of Mortgagor's obligations under the Note to an obligation owed to another party.

     j. TITLE. Mortgagor lawfully holds and possesses fee simple title to the Property, without limitation on the right to encumber same. This Mortgage is a first lien on the Property prior and superior to all other liens and encumbrances on the Property except: (i) liens for real estate taxes and assessments not yet due and payable; (ii) exceptions shown in the title insurance policy insuring the lien of this Mortgage accepted by Mortgagee; and (iii) other matters, if any, previously disclosed to Mortgagee by Mortgagor in a writing specifically referring to this representation and warranty.

     k. MECHANICS' LIENS. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and to Mortgagor's actual knowledge without investigation (other than its review of the title policy) no rights are outstanding that under law could give rise to any such liens) affecting the Property which are or may be prior to or equal to the lien of this Mortgage.

     l. ENCROACHMENTS. Except as shown in the survey, if any, previously delivered to Mortgagee, none of the buildings or other improvements which were included for the purpose of determining the appraised value of the Property lies outside of the boundaries or building restriction lines of the Property and no buildings or other improvements located on adjoining properties encroach upon the Property.

     m. LEASES. All existing Leases are in full force and effect and are enforceable in accordance with their respective terms. Except as may be disclosed in the tenant estoppel certificates delivered to Mortgagee in connection with the Loan, no material breach or default by any party, or event which would constitute a material breach or default by any party after notice or the passage of time, or both, exists under any existing Lease. None of the landlord's interests under any of the Leases, including, but not limited to, rents, additional rents, charges, issues or profits, has been transferred or assigned, except to Mortgagee in connection with this Loan. No rent or other payment under any existing Lease has been paid by any tenant for more than 1 month in advance.

     n. COLLATERAL. Mortgagor has good title to the existing Collateral, free and clear of all liens and encumbrances except the prior lien of this Mortgage and those, if any, previously disclosed to Mortgagee by Mortgagor in writing specifically referring to this representation and warranty. Mortgagor's chief executive office (or principal residence, if applicable) is located at the address shown on page one of this Mortgage. Mortgagor is an organization organized solely under the laws of the State of Delaware. Mortgagor has delivered to Mortgagee correct and complete copies of its organizational documents. Mortgagor's legal name is exactly as shown on page one of this Mortgage.

     o. CONDITION OF PROPERTY. Except as shown in the property condition survey or other engineering reports, if any, previously delivered to or obtained by Mortgagee, the Property is in good condition and repair and is free from any damage that would materially and adversely affect the value of the Property as security for the Loan or the intended use of the Property.

     p. HAZARDOUS MATERIALS. Except as shown in the environmental assessment report(s), if any, previously delivered to or obtained by Mortgagee, the Property is not and has not been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of Hazardous Materials (as hereinafter defined) except as otherwise previously disclosed in writing by Mortgagor to Mortgagee.

     q. HAZARDOUS MATERIALS LAWS. The Property complies with all Hazardous Materials Laws (as hereinafter defined).

     r. HAZARDOUS MATERIALS CLAIMS. There are no pending or threatened Hazardous Materials Claims (as hereinafter defined).

     s. WETLANDS. Except as may be shown on the survey or property condition report, if any, previously delivered to Mortgagee, no part of the Property consists of or is classified as wetlands, tidelands or swamp and overflow lands.

     t. COMPLIANCE WITH LAWS. The Property complies in all material respects with all federal, state and local laws, rules and regulations applicable to the Property, including, without limitation, all zoning and building requirements and all requirements of the Americans With Disabilities Act of 1990, as amended from time to time (42 U. S. C. Section 12101 et seq.). Mortgagor is in possession of all certificates of occupancy and all other material licenses, permits and other authorizations required by applicable law for the existing use of the Property. All such certificates of occupancy and other licenses, permits and authorizations are valid and in full force and effect.

     u. PROPERTY TAXES AND OTHER LIABILITIES. All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, and ground rents, if any, which previously became due and owing in respect of the Property have been paid.

     v. CONDEMNATION. There is no proceeding pending or threatened (in writing) for the total or partial condemnation of the Property.

     w. HOMESTEAD. There is no homestead or other exemption available to Mortgagor which would materially interfere with the right to sell the Property at a trustee's sale or the right to foreclose this Mortgage.

     x. IRPTA. The execution and delivery of the Loan Documents is not a transfer of "real property", as "real property" is defined in the Illinois Responsible Property Transfer Act of 1988 (765 ILCS 90/1 et seq.), as amended from time to time.

     y. SOLVENCY. None of the transactions contemplated by the Loan will be or have been made with an actual intent to hinder, delay or defraud any present or future creditors of Mortgagor, and Mortgagor, on the Effective Date, will have received fair and reasonably equivalent value in good faith for the grant of the liens or security interests effected by the Loan Documents. On the Effective Date, Mortgagor will be solvent and will not be rendered insolvent by the transactions contemplated by the Loan Documents. On the Effective Date, Mortgagor is able to pay its debts as generally they become due.

     z. SEPARATE TAX PARCEL(S). Except as may be disclosed in the title insurance policy approved by Mortgagee, the Property is assessed for real estate tax purposes as one or more wholly independent tax parcels, separate from any other real property, and no other real property is assessed and taxed together with the Property or any portion thereof.

     aa. UTILITIES; WATER; SEWER. The Property is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service. The Property is served by public water and sewer systems.

     bb.  ERISA MATTERS. Mortgagor is not an employee benefit plan as defined in
          Section 3.(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA, nor a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (each of the foregoing hereinafter referred to collectively as "Plan"). Mortgagor's assets do not constitute "plan assets" of one or more such Plans within the meaning of Department of Labor Regulation Section 2510.3-101. Mortgagor will not transfer or convey the Property to a Plan or to a person or entity whose assets constitute such "plan assets", and Mortgagor will not be reconstituted as a Plan or as an entity whose assets constitute "plan assets". No Tenant under any Lease is a Plan or an entity whose assets constitute such "plan assets", and Mortgagor will not knowingly enter into any Lease where the tenant thereunder is a Plan or an entity whose assets constitute such "plan assets." With respect to the Loan, Mortgagor is acting on its own behalf and not on account of or for the benefit of any Plan.

5.2  REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING STATUS (LEVEL II SPE).

     Mortgagor hereby represents, warrants and covenants to Mortgagee as follows:

     (a) such entity was organized solely for the purpose of owning the Property;

     (b) such entity has not and will not engage in any business unrelated to the ownership of the Property;

     (c) such entity has not and will not have any assets other than the Property (and personal property incidental to the ownership and operation of the Property);

     (d) such entity has not and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale, or amendment of its articles of incorporation, articles of organization, certificate of formation, operating agreement or partnership agreement, as applicable, relating to the representations, warranties and covenants set forth in this Section 5.2;

     (e) such entity, without the unanimous consent of all of its directors, general partners or members, as applicable, shall not file or consent to the filing of any bankruptcy or insolvency petition or otherwise institute insolvency proceedings;

     (f) such entity has no indebtedness (and will have no indebtedness) other than (i) the Loan; and (ii) unsecured trade debt not to exceed $400,000.00 in the aggregate, which is not evidenced by a note and is incurred in the ordinary course of its business in connection with owning, operating and maintaining the Property and is paid within 60 days from the date incurred;

     (g) such entity has not and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

     (h) such entity has maintained and will maintain its accounts, books and records separate from any other person or entity;

     (i) such entity has maintained and will maintain its books, records, resolutions and agreements as official records;

     (j) such entity (i) has not and will not commingle its funds or assets with those of any other entity; and (ii) has held and will hold its assets in its own name;

     (k) such entity has conducted and will conduct its business in its own name;

     (l) such entity has maintained and will maintain its accounting records and other entity documents separate from any other person or entity;

     (m) such entity has prepared and will prepare separate tax returns and financial statements, or if part of a consolidated group, is shown as a separate member of such group;

     (n) such entity has paid and will pay its own liabilities and expenses out of its own funds and assets;

     (o) such entity has held and will hold regular meetings, as appropriate, to conducts its business and has observed and will observe all corporate, partnership or limited liability company formalities and record keeping, as applicable;

     (p) such entity has not and will not assume or guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of any other entity;

     (q) such entity has not and will not acquire obligations or securities of its shareholders, partners or members, as applicable;

     (r) such entity has allocated and will allocate fairly and reasonably the costs associated with common employees and any overhead for shared office space and such entity has used and will use separate stationery, invoices and checks;

     (s) such entity has not and will not pledge its assets for the benefit of any other person or entity;

     (t) such entity has held and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other person or entity;

     (u) such entity has not made and will not make loans to any person or entity;

     (v) such entity has not and will not identify its shareholders, partners or members, as applicable, or any affiliates of any of the foregoing, as a division or part of it;

     (w) such entity has not entered into and will not enter into or be a party to, any transaction with its shareholders, partners or members, as applicable, or any affiliates of any of the foregoing, except in the ordinary course of its business pursuant to written agreements and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm's-length transaction with an unrelated third party;

     (x) if such entity is a corporation, the directors of such entity shall consider the interests of the creditors of such entity in connection with all corporate action;

     (y) such entity has paid and will pay the salaries of its own employees out of its own funds and has maintained and will maintain a sufficient number of employees in light of its contemplated business operations;

     (z) such entity has maintained and will maintain adequate capital in light of its contemplated business operations;

     (aa) if such entity is a partnership with more than one general partner, its partnership agreement requires the remaining partners to continue the partnership as long as one solvent general partner exists; and

     (bb) if such entity is a limited liability company, its operating agreement, if any such entity is a partnership, its partnership agreement and if such entity is a corporation, to the fullest extent permitted by applicable law, its articles of incorporation, contain the provisions set forth in this Section 5.2 and such entity shall conduct its business and operations in strict compliance with the terms contained therein.

                ARTICLE 6. RIGHTS AND DUTIES OF THE PARTIES

6.1. MAINTENANCE AND PRESERVATION OF THE PROPERTY. Mortgagor shall: (a) keep or cause the Property to be kept in good condition and repair; (b) restore promptly and in workmanlike manner the Property or any part thereof which may be damaged or destroyed by fire or other casualty, whether or not Mortgagee makes any Proceeds (defined below) available pursuant to Section 6.11, unless all of the conditions for releasing Proceeds set forth in
     Section 6.1l(b)(iii) (other than the conditions set forth in subsections
     (b)(iii)(aa), (cc)(5), (6) and (7) thereof) have been satisfied and Mortgagee fails to make Proceeds available to Mortgagor, in which case Mortgagor shall have no obligation to restore of such Property, provided, however, Mortgagor shall be obligated to repair the applicable Property to the extent necessary (i) to protect life and safety at such Property and
     (ii) return such Property to a condition where the subject Property is deemed an architectural whole whereby access to any portion of such Property is not impaired and the shell of the applicable Improvements is fully complete and closed; (c) comply and cause the Property to comply with
     (i) all laws, ordinances, regulations and standards, (ii) all covenants, conditions, restrictions and equitable servitudes, whether public or private, of every kind and character and (iii) all requirements of insurance companies and any bureau or agency which establishes standards of insurability, in each case, to the extent such laws, covenants or requirements affect the Property and pertain to acts committed or conditions existing thereon, including, without limitation, any work of alteration, improvement or demolition as such laws, covenants or requirements mandate; (d) operate and manage the Property or cause the Property to be operated and managed at all times in a professional manner and do all other acts which from the character or use of the Property may be reasonably necessary to maintain and preserve its value; (e) promptly after execution, deliver to Mortgagee a copy of any management agreement concerning the Property and all amendments thereto and waivers thereof; and
     (f) execute and acknowledge all further documents, instruments and other papers as Mortgagee reasonably deems necessary or appropriate to preserve, continue, perfect and enjoy the benefits of this Mortgage and perform Mortgagor's obligations, including, without limitation, statements of the outstanding principal balance of the Loan amount and statements of no offset. Mortgagor shall not: (g) remove or demolish all or any material part of the Property; (h) alter either (i) the exterior of the Improvements in a manner which materially and adversely affects the value of the Property or (ii) the roof or other structural elements of the Improvements in a manner which requires a building permit except for tenant improvements required under the Leases or as Mortgagor is required to in accordance with the casualty and condemnation provisions hereof, (i) initiate or acquiesce in any change in any zoning or other land classification which affects the Property; (j) materially alter the type of occupancy or use of all or any part of the Property; or (k) commit or permit material physical waste of the Property.

6.2. HAZARDOUS MATERIALS. Without limiting any other provision of this Mortgage, Mortgagor agrees as follows:

     a. PROHIBITED ACTIVITIES. Mortgagor shall not cause or permit the Property to be used as a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal, transportation or presence of any oil or other petroleum products, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under the Hazardous Materials Laws (defined below) and/or other applicable environmental laws, ordinances or regulations ("Hazardous Materials") in violation of Hazardous Materials Laws.

          The foregoing to the contrary notwithstanding, (i) Mortgagor may store, maintain and use on the Property janitorial and maintenance supplies, paint and other Hazardous Materials of a type and in a quantity readily available for purchase by the general public and normally stored, maintained and used by owners and managers of properties of a type similar to the Property; (ii) tenants of the Property may store, maintain and use on the Property (and, if any tenant is a retail business, hold in inventory and sell in the ordinary course of such tenant's business) Hazardous Materials of a type and quantity readily available for purchase by the general public and normally stored, maintained and used (and, if tenant is a retail business, sold) by tenants in similar lines of business on properties similar to the Property; and (iii) the tenant under the 2301 Fox Drive Lease (defined below) may use and maintain the storage tank in accordance with the 2301 Fox Drive Lease, provided such use is in accordance with Hazardous Materials Laws. "2301 Fox Drive Lease" shall mean that certain lease, dated December 22, 2000, as amended, by and between Par 3 Development, L.L.C. and Amdocs Champaign, Inc. f/k/a ITDS Intellicom Services, Inc.

     b. HAZARDOUS MATERIALS LAWS. Mortgagor shall comply and cause the Property to comply with all federal, state and local laws, ordinances and regulations relating to Hazardous Materials ("Hazardous Materials Laws"), including, without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.: the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986, "CERCLA"), 42 U.S.C.
          Section 9601 et seq.: the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.: the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.: the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.

     c. NOTICES. Mortgagor shall promptly upon obtaining knowledge thereof notify Mortgagee in writing of: (i) the discovery of any Hazardous Materials on, under or about the Property (other than Hazardous Materials permitted under Section 6.2a); (ii) any knowledge by Mortgagor that the Property does not comply with any Hazardous Materials Laws; (iii) any claims or actions ("Hazardous Materials Claims") pending or threatened (in writing) against Mortgagor or the Property by any governmental entity or agency or any other person or entity relating to Hazardous Materials or pursuant to the Hazardous Materials Laws; and (iv) the discovery of any occurrence or condition on any real property adjoining or in the immediate vicinity of the Property that reasonably could be expected to cause the Property or any part thereof to become contaminated with Hazardous Materials.

     d. REMEDIAL ACTION. In response to the presence of any Hazardous Materials on, under or about the Property in violation of Hazardous Materials Laws, Mortgagor shall promptly take or cause to be taken, at Mortgagor's sole expense, all remedial action required by any Hazardous Materials Laws or any judgment, consent decree, settlement or compromise in respect to any Hazardous Materials Claims.

     e. INSPECTION BY MORTGAGEE. Upon reasonable prior notice to Mortgagor, Mortgagee, its employees and agents (using reasonable efforts not to disturb tenants with Leases at the Property), may from time to time during normal business hours (whether before or after the commencement of a nonjudicial or judicial foreclosure proceeding), enter and inspect the Property for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Materials into, onto, beneath or from the Property.

     f.   INTENTIONALLY DELETED.

6.3. COMPLIANCE WITH LAWS. Mortgagor shall comply or cause the tenants under Leases relating to the Property to comply in all material respects with all federal, state and local laws, rules and regulations applicable to the Property, including, without limitation, all zoning and building requirements and all requirements of the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.), as amended from time to time. Mortgagor shall possess and maintain in full force and effect at all times
     (a) all certificates of occupancy and other material licenses, permits and authorizations required by applicable law for the existing use of the Property and (b) all permits, franchises and licenses and all rights to all trademarks, trade names, patents and fictitious names, if any, required by applicable law for Mortgagor to conduct the business(es) in which Mortgagor is now engaged.

6.4. LITIGATION. Mortgagor shall promptly after obtaining knowledge of same notify Mortgagee in writing of any litigation pending or threatened (in writing) against Mortgagor claiming damages in excess of $50,000 and of all pending or threatened (in writing) litigation against Mortgagor if the aggregate damage claims against Mortgagor exceed $100,000.

6.5. MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Mortgagor shall not: (a) merge or consolidate with any other entity; (b) make any substantial change in the nature of Mortgagor's business or structure; (c) acquire all or substantially all of the assets of any other entity; or (d) sell, lease, assign, transfer or otherwise dispose of a material part of Mortgagor's assets except in the ordinary course of business.

6.6. ACCOUNTING RECORDS. Mortgagor shall maintain adequate books and records in accordance with the same accounting standard used by Mortgagor to prepare the financial statements delivered to and approved by Mortgagee in connection with the making of the Loan or other accounting standards reasonably approved by Mortgagee. Mortgagor shall permit any representative of Mortgagee, upon reasonable prior notice, at any reasonable time and from time to time, to inspect, audit and examine such books and records and make copies of same; provided, however, unless subsequent to a Default, Mortgagor's right to audit the same may be exercised no more than two times per year.

6.7. COSTS, EXPENSES AND ATTORNEYS' FEES. Mortgagor shall pay to Mortgagee the full amount of all reasonable out of pocket costs and expenses, including, without limitation, reasonable attorneys' fees and expenses of Mortgagee's in-house or outside counsel, actually incurred by Mortgagee in connection with: (a) appraisals and inspections of the Property or Collateral reasonably required by Mortgagee as a result of (i) a Transfer or proposed Transfer (as defined below), or (ii) a Default; (b) appraisals and inspections of the Property or Collateral required by applicable law, including, without limitation, federal or state regulatory reporting requirements; and (c) any acts performed by Mortgagee at Mortgagor's request or wholly or partially for the benefit of Mortgagor (including, without limitation, the preparation or review of amendments, assumptions, waivers, releases, reconveyances, estoppel certificates or statements of amounts owing under any Secured Obligation). In connection with appraisals and inspections required by the Mortgage or other Loan Documents, Mortgagor specifically (but not by way of limitation) acknowledges that: (aa) a formal written appraisal of the Property by a state certified or licensed appraiser may be required by federal regulatory reporting requirements on an annual or more frequent basis; and (bb) Mortgagee may require inspection of the Property by an independent supervising architect, a cost engineering specialist, or both. Mortgagor shall pay all reasonable out-of-pocket costs arising under this Section within ten (10) business days of demand by Mortgagee together with interest thereon if not paid within ten (10) business days following such demand at the rate of interest then applicable to the principal balance of the Note as specified therein.

6.8. LIENS, ENCUMBRANCES AND CHARGES. Mortgagor shall within thirty (30) days of notice (from any source whatsoever) discharge or bond any lien, charge or other encumbrance which attaches to the Property in violation of Section
     6.15. Subject to Mortgagor's right to contest such matters under this Mortgage or as expressly permitted in the Loan Documents, Mortgagor shall pay when due all obligations secured by or reducible to liens and encumbrances which shall now or hereafter encumber or appear to encumber all or any part of the Property or any interest therein, whether senior or subordinate hereto, including, without limitation, all claims for work or labor performed, or materials or supplies furnished, in connection with any work of demolition, alteration, repair, improvement or construction of or upon the Property, except such as Mortgagor may in good faith contest or as to which a bona fide dispute may arise (provided provision is made to the reasonable satisfaction of Mortgagee for eventual payment thereof in the event that Mortgagor is obligated to make such payment and that any recorded claim of lien, charge or other encumbrance against the Property is discharged or bonded within thirty (30) days as provided for herein).

6.9. TAXES AND OTHER LIABILITIES. Mortgagor shall pay and discharge prior to delinquency any and all indebtedness, obligations, assessments and taxes, both real and personal and including federal and state income taxes and state and local property taxes and assessments other than those being contested in good faith in accordance with Section 8.4 hereof. Mortgagor shall promptly provide to Mortgagee copies of all tax and assessment notices pertaining to the Property. Mortgagor hereby authorizes Mortgagee to obtain, at Mortgagor's expense, a tax service contract which shall provide tax information on the Property to Mortgagee for the term of the Loan and any extensions or renewals of the Loan.

6.10. INSURANCE COVERAGE. Mortgagor shall obtain and maintain all insurance coverage required pursuant to that certain Agreement Regarding Required Insurance dated as of the date hereof by and between Mortgagor and Mortgagee.

6.11. CONDEMNATION AND INSURANCE PROCEEDS.

     a. ASSIGNMENT OF CLAIMS. Subject to the terms of this Section 6.11 (a), Mortgagor absolutely and irrevocably assigns to Mortgagee all of Mortgagee's right, title and interest in the following rights, claims and amounts (collectively, "Claims"), all of which shall be paid to
          Mortgagee: (i) all awards of damages and all other compensation payable directly or indirectly by reason of a condemnation or proposed condemnation for public or private use affecting all or any part of, or any interest in, the Property; (ii) all other claims and awards for damages to or decrease in value of all or any part of, or any interest in, the Property; (iii) all proceeds of any insurance policies payable by reason of loss sustained to all or any part of the Property; and (iv) all interest, if any, which may accrue on any of the foregoing. Mortgagor shall give Mortgagee prompt written notice of the occurrence of any casualty affecting, or the institution of any proceedings for eminent domain or for the condemnation of, the Property or any portion thereof, in each case, promptly after detaining knowledge of same. So long as no Default has occurred and is continuing at the time, (i) Mortgagor shall have the right to adjust, compromise and settle any Claim or group of related Claims of $500,000 or less without the participation or consent of Mortgagee, (ii) Mortgagee shall have the right to participate in and consent to any adjustment, compromise or settlement of any Claim or group of related Claims exceeding $500,000 and (iii) if the Proceeds shall be less than $500,000 and the costs of completing the restoration shall be less than $500,000, the Proceeds will be disbursed by Mortgagee to Mortgagor upon receipt, provided that all of the conditions set forth in Section 6.11(b) are met and Mortgagor delivers to Mortgagee a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the restoration in accordance with the terms of this Agreement. If a Default has occurred and is continuing at the time, Mortgagor hereby irrevocably empowers Mortgagee, in the name of Mortgagor, as Mortgagor's true and lawful attorney in fact, to commence, appear in, defend, prosecute, adjust, compromise and settle all Claims; provided, however, Mortgagee shall not be responsible for any failure to undertake any or all of such actions regardless of the cause of the failure. All awards, proceeds and other sums described herein shall, in all cases, be payable to Mortgagee. All proceeds payable to Mortgagee under a business interruption insurance policy or loss of rents shall be held by Mortgagee and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Mortgagor of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note, this Mortgage and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such loss of rents or business income insurance, as applicable;

     b. APPLICATION OF PROCEEDS; NO DEFAULT. So long as no Default has occurred and is continuing at the time of Mortgagee's receipt of the proceeds of the Claims ("Proceeds") and no Default occurs and continues thereafter, the following provisions shall apply:

          (i) Condemnation. If the Proceeds are the result of Claims described in clauses 6.11.a (i) or (ii) above, or interest accrued thereon, Mortgagee shall apply the Proceeds in the following order of priority: First, to Mortgagee's reasonable expenses in settling, prosecuting or defending the Claims; Second, to the repair or restoration of the portion of the Property, if any, not condemned or proposed for condemnation and not otherwise the subject of a claim or award; and Third, to the Secured Obligations in any order without suspending, extending or reducing any obligation of Mortgagor to make installment payments.

          (ii) Insurance. If the Proceeds are the result of Claims described in clause 6.11.a (iii) above or interest accrued thereon, Mortgagee shall apply the Proceeds in the following order of priority:
               First, to Mortgagee 's expenses in settling, prosecuting or defending the Claims; Second, to the repair or restoration of the Property; and Third, (aa) if the repair or restoration of the Property has been completed and all costs incurred in connection with the repair or restoration have been paid in full, to Mortgagor or (bb) in all other circumstances, to the Secured Obligations in any order without suspending, extending or reducing any obligation of Mortgagor to make installment payments.

          (iii) Restoration. Notwithstanding the foregoing Sections 6.11.b (i) and (ii), Mortgagee shall have no obligation to make any Proceeds available for the repair or restoration of all or any portion of the Property unless and until all the following conditions have been satisfied: (aa) delivery to Mortgagee of the Proceeds plus any additional amount which is needed to pay all costs of the repair or restoration (including, without limitation, taxes, financing charges, insurance and rent during the repair period);
               (bb) establishment of an arrangement for lien releases and disbursement of funds acceptable to Mortgagee; (cc) delivery to Mortgagee in form and content reasonably acceptable to Mortgagee of all of the following: (1) plans and specifications for the work; (2) a contract for the work, signed by a contractor reasonably acceptable to Mortgagee, provided the amount of contract exceeds $250,000; (3) a cost breakdown for the work; (4) if required by Mortgagee, a payment and performance bond for the work; (5) unless consented to in writing by Mortgagee in the event the Proceeds are insurance proceeds, less than thirty-five percent (35%) of each of (i) fair market value of the Property as reasonably determined by Mortgagee, and (ii) the rentable area of the Improvements on the applicable Property has been damaged, destroyed or rendered unusable as a result of a casualty and Leases covering in the aggregate at least sixty-five percent (65%) of the total rentable space in the applicable Property which has been demised under executed and delivered Leases inr effect as of the date of the occurrence of such casualty shall remain in full force and effect during and after the completion of restoration; (6) evidence that, upon completion of the work, value, and income coverage ratios for the Property will be at least as great as those which existed immediately before the damage or condemnation occurred; (7) evidence that the work can reasonably be completed on or before that date which is 6 months prior to the Maturity Date; and (8) evidence of the satisfaction of any additional conditions that Mortgagee may reasonably establish to protect Mortgagee's security. Mortgagor acknowledges that the specific conditions described above are reasonable.

     c. APPLICATION OF PROCEEDS; DEFAULT. If a Default has occurred and is continuing at the time of Mortgagee's receipt of the Proceeds or if a Default occurs at any time thereafter, Mortgagee may, at Mortgagee's absolute discretion and regardless of any impairment of security or lack of impairment of security, but subject to applicable law governing use of the Proceeds, if any, apply all or any of the Proceeds to Mortgagee's reasonable expenses in settling, prosecuting or defending the Claims and then apply the balance to the Secured Obligations in any order without suspending, extending or reducing any obligation of Mortgagor to make installment payments, and may release all or any part of the Proceeds to Mortgagor upon any conditions Mortgagee chooses.

6.12. IMPOUNDS.

     a. POST-DEFAULT IMPOUNDS. If required by Mortgagee at any time after a Default occurs and is continuing, Mortgagor shall deposit with Mortgagee such amounts ("Post-Default Impounds") on such dates (determined by Mortgagee as provided below) as will be sufficient to pay any or all "Costs" (as defined below) specified by Mortgagee. Mortgagee in its reasonable discretion shall estimate the amount of such Costs that will be payable or required during any period selected by Mortgagee not exceeding 1 year and shall determine the fractional portion thereof that Mortgagor shall deposit with Mortgagee on each date specified by Mortgagee during such period. If the Post-Default Impounds paid by Mortgagor are not sufficient to pay the related Costs, Mortgagor shall deposit with Mortgagee within 10 days after demand an amount equal to the deficiency. All Post-Default Impounds shall be payable by Mortgagor in addition to (but without duplication of) any other Impounds (as defined below).

     b. ALL IMPOUNDS. Post-Default Impounds and any other impounds that may be payable by Mortgagor under the Note are collectively called "Impounds". All Impounds shall be deposited into one or more segregated or commingled accounts maintained by Mortgagee or its servicing agent. Such account(s) shall bear interest as provided for in the Note. Mortgagee shall not be a trustee, special depository or other fiduciary for Mortgagor with respect to such account, and the existence of such account shall not limit Mortgagee's rights under this Mortgage, any other agreement or any provision of law. If no Default exists, Mortgagee shall apply all Impounds to the payment of the related Costs, or in Mortgagee's sole discretion may release any or all Impounds to Mortgagor for application to and payment of such Costs. If a Default exists, Mortgagee may apply any or all Impounds to any Secured Obligation and/or to cure such Default, whereupon Mortgagor shall restore all Impounds so applied and cure all Defaults not cured by such application. The obligations of Mortgagor hereunder shall not be diminished by deposits of Impounds made by Mortgagor, except to the extent that such obligations have actually been met by application of such Impounds. Upon any assignment of this Mortgage, Mortgagee may assign all Impounds in its possession to Mortgagee's assignee, whereupon Mortgagee shall be released from all liability with respect to such Impounds. Within 30 days following full repayment of the Secured Obligations (other than as a consequence of foreclosure or conveyance in lieu of foreclosure) or at such earlier time as Mortgagee may elect, Mortgagee shall pay to Mortgagor all Impounds in its possession, and no other party shall have any right or claim thereto. "Costs" means (i) all taxes and other liabilities payable by Mortgagor under Section 6.9 (excluding federal and state income taxes), (ii) all insurance premiums payable by Mortgagor under Section'6.10, (iii) all other costs and expenses for which Impounds are required under the Note, and/or (iv) all other amounts that will be required to preserve the value of the Property. Mortgagor shall deliver to Mortgagee, promptly upon receipt, all bills for Costs for which Mortgagee has required Post-Default Impounds.

6.13. DEFENSE AND NOTICE OF LOSSES, CLAIMS AND ACTIONS. Mortgagor shall protect, preserve and defend the Property and title to and right of possession of the Property, the security of this Mortgage and the rights and powers of Mortgagee hereunder at Mortgagor's sole expense against all adverse claims, whether the claim: (a) is against a possessory or non-possessory interest;
     (b) arose prior or subsequent to the Effective Date; or (c) is senior or junior to Mortgagor's or Mortgagee's rights. Promptly upon obtaining knowledge, Mortgagor shall give Mortgagee notice in writing of the assertion of any claim, of the filing of any action or proceeding, of the occurrence of any damage to the Property and of any condemnation offer or action.

6.14. RIGHT OF INSPECTION. Mortgagee and its independent contractors, agents and employees may enter the Property from time to time upon prior written notice during normal business hours at any reasonable time for the purpose of inspecting the Property and ascertaining Mortgagor's compliance with the terms of this Mortgage. Mortgagee shall use reasonable efforts to assure that Mortgagee's entry upon and inspection of the Property shall not materially and unreasonably interfere with the business or operations of Mortgagor or Mortgagor's tenants on the Property.

6.15. DUE ON SALE/ENCUMBRANCE.

     a.   DEFINITIONS. The following terms shall have the meanings indicated:

          "Restricted Party" shall mean each of (i) Mortgagor, (ii) any entity obligated under any guaranty or indemnity made in favor of Mortgagee in connection with the Loan and (iii) any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of Mortgagor or any entity obligated under a guaranty or indemnity made in favor of Mortgagee in connection with the Loan.

          "Transfer" shall mean any sale, installment sale, exchange, mortgage, pledge, hypothecation, assignment, encumbrance or other transfer, conveyance or disposition, whether voluntarily, involuntarily or by operation of law or otherwise.

     b.   PROPERTY TRANSFERS.

          (i) Prohibited Property Transfers. Except as hereinafter provided, Mortgagor shall not, without Mortgagee's prior written consent, cause or permit any Transfer of all or any part of or any direct or indirect legal or beneficial interest in the Property or the Collateral (collectively, a "Prohibited Property Transfer"), including, without limitation, (A) a Lease of all or a material part of the Property for any purpose other than actual occupancy by a space tenant; and (B) the Transfer of all or any part of Mortgagor's right, title and interest in and to any Leases or Payments.

          (ii) Permitted Property Transfers. Except as hereinafter provided, notwithstanding the foregoing, none of the following Transfers shall be deemed to be a Prohibited Property Transfer: (A) a Transfer which is expressly permitted under the Note; (B) a Lease which is permitted under Article 3; (C) the sale of inventory in the ordinary course of business; and (D) the replacement of obsolete equipment in accordance with this Mortgage. No transfer fee will be required for such Permitted Property Transfers.

     c.   EQUITY TRANSFERS.

          (i) Prohibited Equity Transfers. Mortgagor shall not cause or permit any Transfer of any direct or indirect legal or beneficial interest in a Restricted Party (collectively, a "Prohibited Equity Transfer"), including without limitation, (A) if a Restricted Party is a corporation, any merger, consolidation or other Transfer of such corporation's stock or the creation or issuance of new stock in one or a series of transactions; (B) if a Restricted Party is a limited partnership, limited liability partnership, general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Transfer of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new limited partnership interests; (C) if a Restricted Party is a limited liability" company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Transfer of a non-managing membership interest or the creation or issuance of new nonmanaging membership interests; or (D) if a Restricted Party is a trust, any merger, consolidation or other Transfer of any legal or beneficial interest in such Restricted Party or the creation or issuance of new legal or beneficial interests.

          (ii) Permitted Equity Transfers. Notwithstanding the foregoing, none of the following Transfers shall be deemed to be a Prohibited Equity Transfer: (A) a Transfer by a natural person who is a member, partner or shareholder of a Restricted Party to a revocable inter vivos trust having such natural person as trustor of such trust and one or more immediate family members of such natural person as the sole beneficiaries of such trust ("Revocable Family Trust"); (B) a Transfer by devise or descent or by operation of law upon the death of a member, partner or shareholder of a Restricted Party where such Transfer does not result in a Default under Section 7.1(a)(vi) below; and (C) a Transfer, in one or a series of transactions, of not more than 49% of the stock, limited partnership interests or non-managing membership interests (as the case may be) in a Restricted Party; provided, however, no such Transfers result in a change of control in the Mortgagor. Notwithstanding anything to the contrary contained in this Section 6.15, Lender and rating agency prior consent shall not be required (provided Mortgagor pays all the reasonable out-of-pocket costs in connection with such transfer) with respect to transfers of direct and/or indirect interests in the Mortgagor to third parties or to other direct or indirect equity owners of Mortgagor, so long as (1) a qualified institutional investment fund managed by Fortress Investment Group LLC, with assets in excess of six hundred million and 00/100 dollars ($600,000,000.00) (the "Fortress Fund") or a Qualified Transferee, continues to own at all times, directly or indirectly, at least a fifty-one percent (51%) interest in Mortgagor, (2) the Fortress Fund or a Qualified Transferee (defined below) shall control Mortgagor and the day-to-day operations of the Property, (3) the Property shall be managed by a Qualified Manager (defined below) and (4) Mortgagor and its general partner or managing member, as applicable, continue to comply with the provisions set forth in Section 5.2 of this Mortgage.

          (iii) No transfer fee will be required for (1) any Permitted Equity Transfers in clause (ii) (A), (B) or (C) above or (2) a transfer in accordance with the last sentence of clause (ii) (other than a transfer or a series of transfers by Drawbridge Special Opportunities Fund LP to a Qualified Transferee which results in such Qualified Transferee owning more than a 88% membership interest in the Borrower, in which case a transfer fee equal to 1% of the outstanding principal amount of the Loan is due and payable but in no event less than $15,000).

               "Qualified Transferee" means one or more of the following:

               (A) a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, provided that any such Person referred to in this clause (A) satisfies the Eligibility Requirements;

               (B) an investment company, money management firm or "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended, provided that any such Person referred to in this clause
               (B) satisfies the Eligibility Requirements;

               (C) an institution substantially similar to any of the foregoing entities described in clauses (A) or (B) that satisfies the Eligibility Requirements;

               (D) any entity Controlled by any of the entities described in clause (i) or clauses (A) or (C) above;

               (E) a Qualified Trustee in connection with a securitization of, the creation of collateralized debt obligations ("CDO") secured by or financing through an "owner trust" of, the Loan (collectively, "Securitization Vehicles"), so long as (A) the special servicer or manager of such Securitization Vehicle has the Required Special Servicer Rating (defined below) and (B) the entire "controlling class" of such Securitization Vehicle, other than with respect to a CDO Securitization Vehicle, is held by one or more entities that are otherwise Qualified Transferees under clauses (A), (B), (C) or (D) of this definition; provided that the operative documents of the related Securitization Vehicle require that (1) in the case of a CDO Securitization Vehicle, the "equity interest" in such Securitization Vehicle is owned by one or more entities that are Qualified Transferees under clauses
               (A), (B), (C) or (D) of this definition and (2) if any of the relevant trustee, special servicer, manager fails to meet the requirements of this clause (E), such Person must be replaced by a Person meeting the requirements of this clause (E) within thirty (30) days;

               (F) an investment fund, limited liability company, limited partnership or general partnership where an entity that is otherwise a Qualified Transferee under clauses (A), (B), (C) or
               (D) of this definition acts as the general partner, managing member or fund manager and at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Transferees under clauses (A), (B), (C) or (D) of this definition; or

               (G) Stonewater Partners Inc., provided it has total assets (in name or under management) in excess of $300,000,000.00 and capital/statutory surplus or shareholder's equity of $125,000,000.00.

               "Eligibility Requirements" means, with respect to any Person, that such Person (i) has total assets (in name or under management) in excess of $600,000,000.00 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity of $250,000,000.00 and (ii) is regularly engaged in the business of making or owning commercial real estate loans or operating commercial mortgage properties.

               "Qualified Manager" shall mean Fox Development Corporation, Stonewater Management LLC or a reputable and experienced professional management organization (a) which manages, together with its affiliates, at least five (5) first class office buildings totaling at least 1,000,000 square feet of gross leasable area, exclusive of the Property and (b) approved by Lender, which approval shall not be unreasonably withheld or delayed and for which Lender shall have received written confirmation from the Rating Agencies that the employment of such manager will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings issued in connection with a Securitization, or if a Securitization has not occurred, any ratings to be assigned in connection with a Securitization.

               "Required Special Servicer Rating" means (i) a rating of "CSS1" in the case of Fitch, (ii) on the S&P list of approved special servicers in the case of S&P and (iii) in the case of Moody's, such special servicer is acting as special servicer in a commercial mortgage loan Securitization that was rated by Moody's within the twelve (12) month period prior to the date of determination, and Moody's has not downgraded or withdrawn the thencurrent rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage securities.

          (iv) SPE Status. Nothing contained in this Section 6.15(c) shall be construed to permit any Transfer which would result in a breach of any representation, warranty or covenant of Mortgagor under
               Section 5.2 above. Notwithstanding anything to the contrary contained in this Section 6.15(c), if a nonconsolidation opinion was required as a condition to closing of the Loan, (A) Mortgagor shall deliver to Mortgagee at least 60 days' prior written notice of any Transfer under Section 6.15(c) above (other than the Transfer referenced in 6.15(c)(ii)(B)), (B) if required by Mortgagee, it shall be a condition precedent to any Transfer under Section 6.15(c) above (other than the Transfer referenced in 6.15(c)(ii)(B)) that Mortgagor deliver to Mortgagee a current nonconsolidation opinion in form and content and rendered by counsel reasonably satisfactory to Mortgagee in its sole and absolute discretion and (C) such a nonconsolidation opinion shall be delivered to Mortgagee, not more than 60 days' following any Transfer under Section 6.15c(ii)(B) above.

     D. CERTIFICATES OF OWNERSHIP. Mortgagor shall deliver to Mortgagee, at any time and from time to time, not more than 5 days after Mortgagee's written request therefor, a certificate, in form acceptable to Mortgagee, signed and dated by Mortgagor, listing the names of all persons and entities (except the partners that make up Drawbridge Special Opportunities Fund LP) holding direct or indirect legal or beneficial interests in the Mortgagor or the Property and the type and amount of each such interest.

6.16. INTENTIONALLY OMITTED.

6.17. INTENTIONALLY OMITTED.

6.18. EXCULPATION. Mortgagee shall not directly or indirectly be liable to Mortgagor or any other person as a consequence of: (a) the exercise of the rights, remedies or powers granted to Mortgagee in this Mortgage; (b) the failure or refusal of Mortgagee to perform or discharge any obligation or liability of Mortgagor under any agreement related to the Property or under this Mortgage; or (c) any loss sustained by Mortgagor or any third party resulting from Mortgagee's failure to lease the Property after a Default (hereafter defined) or from any other act or omission of Mortgagee in managing the Property after a Default unless the loss is caused by the gross negligence, willful misconduct and/or bad faith of Mortgagee and no such liability shall be asserted or enforced against Mortgagee, all such liability being expressly waived and released by Mortgagor.

6.19. INDEMNITY. Without in any way limiting any other indemnity contained in this Mortgage, Mortgagor agrees to defend, indemnify and hold harmless Mortgagee and the Mortgagee Group from and against any claim, any actual loss, damage, cost, expense or liability directly or indirectly arising out of: (a) the making of the Loan, except for violations of banking laws or regulations by the Mortgagee Group; (b) this Mortgage; (c) the execution of this Mortgage or the performaace of any act required or permitted hereunder or by law; (d) any failure of Mortgagor to perform Mortgagor's obligations under this Mortgage or the other Loan Documents; (e) any alleged obligation or undertaking on the Mortgagee Group's part to perform or discharge any of the representations, warranties, conditions, covenants or other obligations contained in any other document related to the Property; (f) any act or omission by Mortgagor or any contractor, agent, employee or representative of Mortgagor with respect to the Property; or (g) any claim, loss, damage, cost, expense or liability directly or indirectly arising out of: (i) the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any Hazardous Materials which are found in, on, under or about the Property (including, without limitation, underground contamination in violation of applicable Hazardous Materials Laws); or (ii) the breach of any covenant, representation or warranty of Mortgagor under Sections 5.1.p, 5.l.q, 5.l.r, or 6.2 above. The foregoing to the contrary notwithstanding, this indemnity shall not include any claim, loss, damage, cost, expense or liability directly or indirectly arising out of the gross negligence or willful misconduct of any member of the Mortgagee Group or Mortgagee, or any claim, loss, damage, cost, expense or liability incurred by the Mortgagee Group or Mortgagee arising from any act or incident on the Property occurring after the full reconveyance and release of the lien of this Mortgage on the Property, or with respect to the matters set forth in clause (g) above, any claim, loss, damage, cost, expense or liability incurred by the Mortgagee Group resulting from the introduction and initial release of Hazardous Materials on the Property occurring after the transfer of title to the Property at a foreclosure sale under this Mortgage, either pursuant to judicial decree or the power of sale, or by deed in lieu of such foreclosure. This indemnity shall include, without limitation: (aa) all consequential damages (including, without limitation, any third party tort claims or governmental claims, fines or penalties against Mortgagee or the Mortgagee Group); (bb) all court costs and reasonable


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

     attorneys' fees (including, without limitation, reasonable expert witness fees) paid or incurred by Mortgagee or the Mortgagee Group (Mortgagor shall not be liable for the counsel of more than one separate counsel unless one of the members of the Mortgagee Group shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to other members of the Mortgagee Group; and
     (cc) the costs, whether foreseeable or unforeseeable, of any investigation, repair, cleanup or detoxification of the Property which is required by any governmental entity or is otherwise necessary to render the Property in compliance with all laws and regulations pertaining to Hazardous Materials. "Mortgagee Group", as used herein, shall mean (1) Mortgagee and (including, without limitation, any participant in the Loan), (2) any entity controlling, controlled by or under common control with Mortgagee, (3) the directors, officers, employees and agents of Mortgagee and such other entities, and (4) the successors, heirs and assigns of the entities and persons described in foregoing clauses (1) through (3). Mortgagor shall pay within ten (10) days after Mortgagee's demand any amounts owing under this indemnity together with interest if not paid within such ten (10) day period from the date the indebtedness arises until paid at the rate of interest applicable to the principal balance of the Note as specified therein. Mortgagor agrees to use legal counsel reasonably acceptable to the Mortgagee and the Mortgagee Group in any action or proceeding arising under this indemnity. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE RELEASE OF THIS MORTGAGE, BUT MORTGAGOR'S LIABILITY UNDER THIS INDEMNITY SHALL BE SUBJECT TO THE PROVISIONS OF THE SECTION IN THE NOTE ENTITLED "BORROWER'S LIABILITY."

6.20. INTENTIONALLY OMITTED.

6.21. RELEASES, EXTENSIONS, MODIFICATIONS AND ADDITIONAL SECURITY. Without notice to or the consent, approval or agreement of any persons or entities having any interest at any time in the Property or in any manner obligated under the Secured Obligations ("Interested Parties"), Mortgagee may, from time to time: (a) fully or partially release any person or entity from liability for the payment or performance of any Secured Obligation; (b) extend the maturity of any Secured Obligation; (c) make any agreement with Mortgagor increasing the amount or otherwise altering the terms of any Secured Obligation; (d) accept additional security for any Secured Obligation; or (e) release all or any portion of the Property, Collateral and other security for any Secured Obligation. None of the foregoing actions shall release or reduce the personal liability of any of said Interested Parties, or release or impair the priority of the lien of this Mortgage upon the Property.

6.22. SALE OR PARTICIPATION OF LOAN. Mortgagee may at any time sell, assign, participate or securitize all or any portion of Mortgagee's rights and obligations under the Loan Documents, and that any such sale, assignment, participation or securitization may be to one or more financial institutions or other entities, to private investors, or into the public securities market, in Mortgagee's sole discretion. Mortgagor further agrees that Mortgagee may disseminate to any such actual or potential purchaser(s), assignee(s) or participant(s) (and to any investment banking firms, rating agencies, accounting firms, law firms and other third party advisory firms and investors involved with the Loan and


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

     the Loan Documents or the applicable sale, assignment, participation or securitization) all documents and financial and other information heretofore or hereafter provided to Mortgagee in connection with the Loan with respect to: (a) the Property and its operation; (b) any party connected with the Loan (including, without limitation, Mortgagor or Mortgagee, any partner or member of Mortgagor or Mortgagee, any constituent partner or member of Mortgagor or Mortgagee, any guarantor and any nonborrower Mortgagor). In the event of any such sale, assignment, participation or securitization, Mortgagee and the other parties to the same shall share in the rights and obligations of Mortgagee set forth in the Loan Documents as and to the extent they shall agree among themselves. In connection with any such sale, assignment, participation or securitization, Mortgagor further agrees that the Loan Documents shall be sufficient evidence of the obligations of Mortgagor to each purchaser, assignee or participant, and Mortgagor shall, within 30 days after request by Mortgagee; (c) deliver to Mortgagee such information and documents relating to Mortgagor, the Property and its operation and any party connected with the Loan as Mortgagee may reasonably request or any rating agency may request; (d) deliver to Mortgagee an estoppel certificate for the benefit of Mortgagee and any other party designated by Mortgagee verifying the status and terms of the Loan, in form and content reasonably satisfactory to Mortgagee; (e) enter into such amendments to the Loan Documents as may be reasonably requested by Lender or as requested by any rating agency in order to facilitate any such sale, assignment, participation or securitization without impairing Mortgagor's rights or increasing Mortgagor's obligations under the Loan Documents as in effect on the date hereof; (f) if, as a condition to the closing of the Loan, Mortgagor was required to be a special-purpose bankruptcy-remote entity, enter into such amendments to the organizational documents of Mortgagor as any rating agency may request to preserve or enhance Mortgagor's specialpurpose bankruptcy-remote status; (g) if, as a condition to the closing of the Loan, Mortgagor was required to provide Mortgagee with any nonconsolidation opinions, provide Mortgagee with such amendments and restatements of such opinions as any rating agency may request; and (h) deliver to Mortgagee such Delaware springing member limited liability company opinions acceptable to Mortgagee as any rating agency may request. The indemnity obligations of Mortgagor under the Loan Documents shall also apply with respect to any purchaser, assignee or participant. Notwithstanding the foregoing, in connection with this Section 6.22, Mortgagor shall not be obligated to pay its own attorneys' fees in excess of $2,500 and Mortgagee will reimburse Mortgagor for all actual out of pocket costs, including reasonable attorneys' fees, over $2,500.

6.23. RELEASE. Upon payment in full of the Secured Obligations, Mortgagee shall release, without warranty, the lien of this Mortgage. The recitals of any matters or facts in any release executed hereunder shall be conclusive proof of the truthfulness thereof. To the extent permitted by law, the release may describe any grantee named therein as "the person or persons legally entitled thereto". Mortgagee shall have no duty to determine the rights of persons claiming to be rightful grantees under any such release.

6.24. SUBROGATION. Mortgagee shall be subrogated to the lien of all encumbrances, whether released of record or not, paid in whole or in part by Mortgagee pursuant to this Mortgage or by the proceeds of any loan secured by this Mortgage.


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

                               ARTICLE 7. DEFAULT

7.1. DEFAULT. For all purposes hereof, "Default" shall mean either an "Optional Default" (as defined below) or an "Automatic Default" (as defined below).

     a. OPTIONAL DEFAULT. An "Optional Default" shall occur, at Mortgagee's option, upon the occurrence of any of the following events:

          (i) MONETARY. Provided failure to pay when due is not as a result of Lender's failure to deposit the sums in a timely manner pursuant to the Cash Management Agreement, Mortgagor shall fail to (aa) pay when due any sums which by their express terms require immediate payment without any grace period or sums which are payable on the Maturity Date, or (bb) pay within 5 days when due any other sums payable under the Note, this Mortgage or any of the other Loan Documents, including without limitation, any monthly payment due under the Note.

          (ii) FAILURE TO PERFORM. Mortgagor shall fail to observe, perform or discharge any of Mortgagor's obligations, covenants, conditions or agreements, other than Mortgagor's payment obligations, under the Note, this Mortgage or any of the other Loan Documents, and
               (aa) such failure shall remain uncured for 30 days after written notice thereof shall have been given to Mortgagor, as the case may be, by Mortgagee or (bb) if such failure is of such a nature that it cannot be cured within such 30 day period, Mortgagor shall fail to commence to cure such failure within such 30 day period or shall fail to diligently prosecute such curative action thereafter.

          (iii) REPRESENTATIONS AND WARRANTIES. Any representation, warranty, certificate or other statement (financial or otherwise) made or furnished by or on behalf of Mortgagor, or a guarantor, if any, to Mortgagee or in connection with any of the Loan Documents, or as an inducement to Mortgagee to make the Loan, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished (excluding statements made in third party reports accepted by Mortgagee in connection with this Loan).

          (iv) ATTACHMENT. The sequestration or attachment of, or levy or execution upon any of the Property, the Collateral or any other collateral provided by Mortgagor under any of the Loan Documents, or any material portion of the other assets of Mortgagor, which sequestration, attachment, levy or execution is not released or dismissed within 60 days after its occurrence; or the sale of any assets affected by any of the foregoing.

          (v)  INTENTIONALLY DELETED.

          (vi) KEY PERSON OR ENTITY. The retirement, death, incapacity or material reduction in current management authority or duties, if any, of Jeffrey


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

               Toporek and David Stade and Mortgagor's failure to provide a substitute or replacement reasonably acceptable to Mortgagee within 45 days after the occurrence of any such event.

     b. AUTOMATIC DEFAULT. An "Automatic Default" shall occur automatically upon the occurrence of any of the following events:

          (i) VOLUNTARY BANKRUPTCY, INSOLVENCY, DISSOLUTION. (aa) Mortgagor's filing a petition for relief under the Bankruptcy Reform Act of 1978, as amended or recodified ("Bankruptcy Code"), or under any other present or future state or federal law regarding bankruptcy, reorganization or other relief to debtors (collectively, "Debtor Relief Law"); or (bb) Mortgagor's filing any pleading in any involuntary proceeding under the Bankruptcy Code or other Debtor Relief Law which admits the jurisdiction of a court to regulate Mortgagor or the Property or the petition's material allegations regarding Mortgagor's insolvency; or (cc) Mortgagor's making a general assignment for the benefit of creditors; or (dd) Mortgagor's applying for, or consenting to the appointment of, a receiver, trustee, custodian or liquidator of Mortgagor or any of its property; or (ee) the filing by Mortgagor of a petition seeking the liquidation or dissolution of Mortgagor or the commencement of any other procedure to liquidate or dissolve Mortgagor.

          (ii) INVOLUNTARY BANKRUPTCY. Mortgagor's failure to obtain a stay or a full dismissal of any involuntary petition under the Bankruptcy Code or other Debtor Relief Law that is filed against Mortgagor or in any way restrains or limits Mortgagor or Mortgagee regarding the Loan or the Property, prior to the earlier of the entry of any order granting relief sought in the involuntary petition or 60 days after the date of filing of the petition.

          (iii) PARTNERS, GUARANTORS. The occurrence of an event specified in Sections (i) or (ii) as to Mortgagor, any general partner or managing member of Mortgagor, or any guarantor or other person or entity in any manner obligated to Mortgagee under the Loan Documents.

7.2. ACCELERATION. Upon the occurrence of an Optional Default, Mortgagee may, at its option, declare all sums owing to Mortgagee under the Note and the other Loan Documents immediately due and payable. Upon the occurrence of an Automatic Default, all sums owing to Mortgagee under the Note and the other Loan Documents shall automatically become immediately due and payable.

7.3. RIGHTS AND REMEDIES. In addition to the rights and remedies in Section 7.2 above, at any time after a Default, Mortgagee shall have all of the following rights and remedies:

     a. ENTRY ON PROPERTY. With or without notice, and without releasing Mortgagor from any Secured Obligation, and without becoming a mortgagee in possession,


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

          to enter upon the Property from time to time and to do such acts and things as Mortgagee deems necessary or desirable in order to inspect, investigate, assess and protect the security hereof or to cure any Default, including, without limitation: (i) to take and possess all documents, books, records, papers and accounts of Mortgagor or the then owner of the Property which relate to the Property; (ii) to make, terminate, enforce or modify leases of the Property upon such terms and conditions as Mortgagee deems proper; (iii) to make repairs, alterations and improvements to the Property necessary, in Mortgagee's sole judgment, to protect or enhance the security hereof; (iv) to appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Mortgagee hereunder; (v) to pay, purchase, contest or compromise any encumbrance, charge, lien or claim of lien which, in the sole judgment of Mortgagee, is or may be senior in priority hereto, the judgment of Mortgagee being conclusive as between the parties hereto; (vi) to obtain insurance; (vii) to pay any premiums or charges with respect to insurance required to be carried hereunder or under any other Loan Document; (viii) to obtain a court order to enforce Mortgagee's right to enter and inspect the Property for Hazardous Materials, in which regard the decision of Mortgagee as to whether there exists a release or threatened release of Hazardous Materials onto the Property shall be deemed reasonable and conclusive as between the parties hereto; (ix) to have a receiver appointed pursuant to applicable law to enforce Mortgagee's rights to enter and inspect the Property for Hazardous Materials; and/or (x) to employ legal counsel, accountants, engineers, consultants, contractors and other appropriate persons to assist them;

     b. APPOINTMENT OF RECEIVER. With or without notice or hearing to apply to a court of competent jurisdiction for and obtain appointment of a receiver, trustee, liquidator or conservator of the Property, for any purpose, including, without limitation, to enforce Mortgagee's rights to collect Payments and to enter on and inspect the Property for Hazardous Materials, as a matter of strict right and without regard to: (i) the adequacy of the security for the repayment of the Secured Obligations; (ii) the existence of a declaration that the Secured Obligations are immediately due and payable; (iii) the filing of a notice of default; or (iv) the solvency of Mortgagor or any other guarantor or other person or entity in any manner obligated to Mortgagee under the Loan Documents.

     c. JUDICIAL FORECLOSURE; INJUNCTION. To commence and maintain an action or actions in any court of competent jurisdiction to foreclose this Mortgage or to obtain specific enforcement of the covenants of Mortgagor hereunder, and Mortgagor agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy and that for the purposes of any suit brought under this subparagraph, Mortgagor waives the defense of laches and any applicable statute of limitations to the extent permitted by law;

          Upon sale of the Property, Mortgagee may credit bid (as determined by Mortgagee in its sole and absolute discretion) all or any portion of the Secured Obligations. In determining such credit bid, Mortgagee may, but is not obligated


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

          to, take into account all or any of the following: (i) appraisals of the Property as such appraisals may be discounted or adjusted by Mortgagee in its reasonable underwriting discretion; (ii) expenses and costs incurred by Mortgagee with respect to the Property prior to foreclosure; (iii) expenses and costs which Mortgagee anticipates will be incurred with respect to the Property after foreclosure, but prior to resale, including, without limitation, costs of structural reports and other due diligence, costs to carry the Property prior to resale, costs of resale (e.g. reasonable commissions, attorneys' fees, and taxes), costs of any Hazardous Materials clean-up and monitoring, costs of deferred maintenance, repair, refurbishment and retrofit, costs of defending or settling litigation affecting the Property, and lost opportunity costs (if any), including the time value of money during any anticipated holding period by Mortgagee; (iv) declining trends in real property values generally and with respect to properties similar to the Property in the area of the Property; (v) anticipated discounts upon resale of the Property as a distressed or foreclosed property; (vi) the fact of additional collateral (if any), for the Secured Obligations; and (vii) such other factors or matters that Mortgagee (in its sole and absolute discretion) deems appropriate. In regard to the above, Mortgagor acknowledges and agrees that: (viii) Mortgagee is not required to use any or all of the foregoing factors to determine the amount of its credit bid; (ix) this paragraph does not impose upon Mortgagee any additional obligations that are not imposed by law at the tune the credit bid is made; (x) the amount of Mortgagee's credit bid need not have any relation to any loan-to-value ratios specified in the Loan Documents or previously discussed between Mortgagor and Mortgagee; and (XI) Mortgagee's credit bid may be (at Mortgagee's sole and absolute discretion) higher or lower than any appraised value of the Property;

     d. MULTIPLE FORECLOSURES. To resort to and realize upon the security hereunder and any other security now or later held by Mortgagee concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both, and to apply the proceeds received upon the Secured Obligations all in such order and manner as Mortgagee determines in its sole discretion;

     e. RIGHTS TO COLLATERAL. To exercise all rights Mortgagee may have with respect to the Collateral under this Mortgage, the UCC or otherwise at law; and

     f. OTHER RIGHTS. To exercise such other rights as Mortgagee may have at law or in equity or pursuant to the terms and conditions of this Mortgage or any of the other Loan Documents.

     In connection with any sale or sales hereunder, Mortgagee may elect to treat any of the Property which consists of a right in action or which is property that can be severed from the Property (including, without limitation, any improvements forming a part thereof) without causing structural damage thereto as if the same were personal property or a fixture, as the case may be, and dispose of the same in accordance with applicable law, separate and apart from the sale of the Property. Any sale of Collateral hereunder shall be conducted in any manner permitted by the UCC.

7.4. APPLICATION OF FORECLOSURE SALE PROCEEDS. If any foreclosure sale is effected, Mortgagee shall apply the proceeds of such sale in the following order of priority: First, to the costs, fees and expenses of such sale; Second, to the payment of the Secured Obligations which are secured by this Mortgage, in such order as Mortgagee shall determine in its sole discretion; and Third, to the Mortgagor or the Mortgagor's successor in interest, or in the event the Property has been sold or transferred to another, to the vested owner of record at the time of the sale.

7.5. WAIVER OF MARSHALING RIGHTS, RIGHTS OF REDEMPTION AND REINSTATEMENT. Mortgagor, for itself and for all parties claiming through or under Mortgagor, and for all parties who may acquire a lien on or interest in the Property, hereby waives all rights to have the Property and/or any other property, including, without limitation, the Collateral, which is now or later may be security for any Secured Obligation, marshaled upon any foreclosure of this Mortgage or on a foreclosure of any other security for any of the Secured Obligations. Mortgagor further waives, for itself and for all parties claiming through or under Mortgagor, any and all rights of redemption and reinstatement.

7.6. NO CURE OR WAIVER. Neither Mortgagee's nor any receiver's entry upon and taking possession of all or any part of the Property, nor any collection of rents, issues, profits, insurance proceeds, condemnation proceeds or damages, other security or proceeds of other security, or other sums, nor the application of any collected sum to any Secured Obligation, nor the exercise of any other right or remedy by Mortgagee or any receiver shall cure or waive any Default or notice of default under this Mortgage, or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid or performed and Mortgagor has cured all other Defaults hereunder), or impair the status of the security, or prejudice Mortgagee in the exercise of any right or remedy, or be construed as an affirmation by Mortgagee of any tenancy, lease or option or a subordination of the lien of this Mortgage.

7.7. PAYMENT OF COSTS, EXPENSES AND ATTORNEYS' FEES. Mortgagor agrees to pay to Mortgagee within 5 business days demand all actual out-of-pocket costs and expenses incurred by Mortgagee in the enforcement of the terms and conditions of this Mortgage (including, without limitation, court costs and reasonable attorneys' fees, whether incurred in litigation or not) with interest from the date of expenditure until said sums have been paid at the rate of interest applicable to the principal balance of the Note as specified therein if not paid within 5 business days of demand.

7.8. POWER TO FILE NOTICES AND CURE DEFAULTS. Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, to perform any obligation of Mortgagor hereunder upon the occurrence of a Default, provided, however, that: (a) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by

     Mortgagee; and (b) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to act under this Section.

7.9. REMEDIES CUMULATIVE. All rights and remedies of Mortgagee under this Mortgage and the other Loan Documents are cumulative and are in addition to all rights and remedies provided by applicable law. Mortgagee may enforce any one or more remedies or rights under the Loan Documents either successively or concurrently.

                       ARTICLE 8. MISCELLANEOUS PROVISIONS

8.1. ADDITIONAL PROVISIONS. The Loan Documents contain or incorporate by reference the entire agreement of the parties with respect to matters contemplated herein and supersede all prior negotiations. The Loan Documents grant further rights to Mortgagee and contain further agreements and affirmative and negative covenants by Mortgagor which apply to this Mortgage and to the Property and such further rights and agreements are incorporated herein by this reference. THE OBLIGATIONS AND LIABILITIES OF MORTGAGOR UNDER THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS ARE SUBJECT TO THE PROVISIONS OF THE SECTION IN THE NOTE ENTITLED "BORROWER'S LIABILITY."

8.2. NON-WAIVER. By accepting payment of any amount secured hereby after its due date or late performance of any other Secured Obligation, Mortgagee shall not waive its right against any person obligated directly or indirectly hereunder or on any Secured Obligation, either to require prompt payment or performance when due of all other sums and obligations so secured or to declare default for failure to make such prompt payment or performance. No exercise of any right or remedy by Mortgagee hereunder shall constitute a waiver of any other right or-remedy herein contained or provided by law. No failure by Mortgagee to exercise any right or remedy hereunder arising upon any Default shall be construed to prejudice Mortgagee's rights or remedies upon the occurrence of any other or subsequent Default. No delay by Mortgagee in exercising any such right or remedy shall be construed to preclude Mortgagee from the exercise thereof at any time while that Default is continuing. No notice to nor demand on Mortgagor shall of itself entitle Mortgagor to any other or further notice or demand in similar or other circumstances.

8.3. CONSENTS AND APPROVALS. Wherever Mortgagee's consent, approval, acceptance or satisfaction is required under any provision of this Mortgage or any of the other Loan Documents, such consent, approval, acceptance or satisfaction shall not be unreasonably withheld, conditioned or delayed by Mortgagee unless such provision expressly so provides.

8.4. PERMITTED CONTESTS. After prior written notice to Mortgagee, Mortgagor may contest, by appropriate legal or other proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any lien, levy, tax or assessment, or any lien of any laborer, mechanic, materialman, supplier or vendor, or the application to Mortgagor or the Property of any law or the validity thereof, the assertion or imposition of which, or the failure to pay when due, would constitute a Default;

     provided that (a) Mortgagor pursues the contest diligently, in a manner which Mortgagee reasonably determines is not prejudicial to Mortgagee, and does not impair the lien of this Mortgage; (b) the Property, or any part hereof or estate or interest therein, shall not be in any danger of being sold, forfeited or lost by reason of such proceedings; (c) in the case of the contest of any law or other legal requirement, Mortgagee shall not be in any danger of any civil or criminal liability; and (d) if required by Mortgagee, Mortgagor deposits with Mortgagee any funds or other forms of assurance (including a bond or letter of credit) reasonably satisfactory to Mortgagee to protect Mortgagee from the consequences of the contest being unsuccessful. Mortgagor's right to contest pursuant to the terms of this provision shall in no way relieve Mortgagor of its obligations under the Loan or to make payments to Mortgagee as and when due.

8.5. FURTHER ASSURANCES. Mortgagor shall, upon demand by Mortgagee, execute, acknowledge (if appropriate) and deliver any and all documents and instruments and do or cause to be done all further acts reasonably necessary or appropriate to effectuate the purposes of the Loan Documents and to perfect any assignments contained therein.

8.6. ATTORNEYS' FEES. If any legal action, suit or proceeding is commenced between Mortgagor and Mortgagee regarding their respective rights and obligations under this Mortgage or any of the other Loan Documents, the prevailing party shall be entitled to recover, in addition to damages or other relief, costs and expenses, reasonable attorneys' fees and court costs (including, without limitation, reasonable expert witness fees). As used herein the term "prevailing party" shall mean the party which obtains the principal relief it has sought, whether by compromise settlement or judgment. If the party which commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

8.7. MORTGAGOR AND MORTGAGEE DEFINED. The term "Mortgagor" includes both the original Mortgagor and any subsequent owner or owners of any of the Property, and the term "Mortgagee" includes the original Mortgagee and any future owner or holder, including assignees, pledges and participants, of the Note or any interest therein.

8.8. DISCLAIMERS.

     a. RELATIONSHIP. The relationship of Mortgagor and Mortgagee under this Mortgage and the other Loan Documents is, and shall at all times remain, solely that of borrower and lender; and Mortgagee neither undertakes nor assumes any responsibility or duty to Mortgagor or to any third party with respect to the Property. Notwithstanding any other provisions of this Mortgage and the other Loan Documents: (i) Mortgagee is not, and shall not be construed to be, a partner, joint venturer, member, alter ego, manager, controlling person or other business associate or participant of any kind of Mortgagor, and Mortgagee does not intend to ever assume such status; and (ii) Mortgagee shall not be deemed responsible for or a participant in any acts, omissions or decisions of Mortgagor.

     b. NO LIABILITY. Mortgagee shall not be directly or indirectly liable or responsible for any loss, claim, cause of action, liability, indebtedness, damage or injury of any kind or character to any person or property arising from any construction on, or occupancy or use of, the Property, unless caused by gross negligence or willful misconduct of Mortgagee, its agents or contractors, whether caused by or arising from: (i) any defect in any building, structure, grading, fill, landscaping or other improvements thereon or in any on-site or off-site improvement or other facility therein or thereon; (ii) any act or omission of Mortgagor or any of Mortgagor's agents, employees, independent contractors, licensees or invitees; (iii) any accident in or on the Property or any fire, flood or other casualty or hazard thereon; (iv) the failure of Mortgagor or any of Mortgagor's licensees, employees, invitees, agents, independent contractors or other representatives to maintain the Property in a safe condition; or
          (v) any nuisance made or suffered on any part of the Property.

8.9. SEVERABILITY. If any term of this Mortgage or any other Loan Document, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Mortgage or such other Loan Document, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Mortgage or such other Loan Document shall be valid and enforceable to the fullest extent permitted by law.

8.10. RELATIONSHIP OF ARTICLES. The rights, remedies and interests of Mortgagee under the mortgage established by Article 1 and the security agreement established by Article 4 are independent and cumulative, and there shall be no merger of any lien created by the mortgage with any security interest created by the security agreement. Mortgagee may elect to exercise or enforce any of its rights, remedies or interests under either or both the mortgage or the security agreement as Mortgagee may from time to time deem appropriate. The absolute assignment of rents and leases established by
     Article 3 is similarly independent of and separate from the mortgage and the security agreement.

8.11. MERGER. No merger shall occur as a result of Mortgagee's acquiring any other estate in, or any other lien on, the Property unless Mortgagee consents to a merger in writing.

8.12. OBLIGATIONS OF MORTGAGOR, JOINT AND SEVERAL. If more than one person has executed this Mortgage as "Mortgagor", the obligations of all such persons hereunder shall be joint and several.

8.13. SEPARATE AND COMMUNITY PROPERTY. Any married person who executes this Mortgage as a "Mortgagor" agrees that any money judgment which Mortgagee obtains pursuant to the terms of this Mortgage or any other obligation of that married person secured by this Mortgage may be collected by execution upon any separate property or community property of that person.

8.14. INTEGRATION; INTERPRETATION. The Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference in any of the Loan Documents to the Property or Collateral shall include" all or any part of the Property or Collateral. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Mortgagee in writing. When the identity of the parties or other circumstances make it appropriate, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

8.15. CAPITALIZED TERMS. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Note.

8.16. SUCCESSORS IN INTEREST. The terms, covenants, and conditions contained herein and in the other Loan Documents shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties. The foregoing sentence shall not be construed to permit Mortgagor to assign the Loan except as otherwise permitted under the Note or the other Loan Documents.

8.17. GOVERNING LAW. This Mortgage was accepted by Mortgagee in the state New York, which state the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby. Accordingly, in all respects, including, without limiting the generality of the foregoing, matters of construction, validity, enforceability and performance, this Mortgage, the Note and the other Loan Documents and the obligations arising hereunder and thereunder shall be governed by, and construed in accordance with, the laws of the state of New York applicable to contracts made and performed in such state and any applicable law of the United States of America, except that at all times the provisions for the foreclosure of the liens and all other remedies granted hereunder and the creation, perfection and enforcement of the security interests created pursuant hereto and pursuant to the other Loan Documents in any Collateral which is located in the state where the Property is located shall be governed by and construed according to the law of the state where the Property is located. Except as provided in the immediately preceding sentence, Mortgagor hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, any claim to assert that the law of any jurisdiction other than New York governs this Mortgage, the Note and other Loan Documents.

8.18. CONSENT TO JURISDICTION. Mortgagor irrevocably submits to the jurisdiction of: (a) any state or federal court sitting in the state of New York over any suit, action, or proceeding, brought by Mortgagor against Mortgagee, arising out of or relating to this Mortgage, the Note or the Loan; (b) any state or federal court sitting in the state where the Property is located or the state in which Mortgagor's principal place of business is located over any suit, action or proceeding, brought by Mortgagee against Mortgagor, arising out of or relating to this Mortgage, the Note or the Loan; and (c) any state court sitting in the county of the state where the Property is located over any suit, action, or proceeding, brought by Mortgagee to exercise its rights of foreclosure under this

     Mortgage or any action brought by Mortgagee to enforce its rights with respect to the Collateral. Mortgagor irrevocably waives, to the fullest extent permitted by law, any objection that Mortgagor may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

8.19. EXHIBITS. Exhibit A is incorporated into this Mortgage by this reference.

8.20. ADDRESSES; REQUEST FOR NOTICE. All notices and other communications that are required or permitted to be given to a party under this Mortgage or the other Loan Documents shall be in writing, refer to the Loan number, and shall be sent to such party, either by personal delivery, by overnight delivery service, by certified first class mail, return receipt requested, or by facsimile transmission to the address or facsimile number below. All such notices and communications shall be effective upon receipt of such delivery or facsimile transmission. The addresses of the parties are set forth on page 1 of this Mortgage and the facsimile numbers for the parties are as follows:

Mortgagee:

WELLS FARGO BANK, N.A.
1320 Willow Pass Road, Suite 205
Concord, California 94520
FAX No.: (925) 691-5947

Mortgagor:

STONEWATER DOX FUNDING LLC
c/o Stonewater Partners
22 Deer Creek Lane
Mt. Kisco, NY 10549
FAX No.: (914) 470-4011

DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LLP
1251 Avenue of the Americas, 16th Floor
New York, New York 10020
Attention: Kevin Treacy
FAX No.: (212) 798-6099

and a copy to:

Solomon and Weinberg LLP
Attention: Craig H. Solomon, Esq.
FAX No.: (212) 605-1001

Mortgagor's principal place of business is at the address set forth on page 1 of this Mortgage.

     Any Mortgagor whose address is set forth on page 1 of this Mortgage hereby requests that a copy of notice of default and notice of sale be delivered to it at that address. Failure to insert an address shall constitute a designation of Mortgagor's last known address as the address for such notice. Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by giving 30 days notice to the other parties in the manner set forth above.

8.21. COUNTERPARTS. This Mortgage may be executed in any number of counterparts, each of which, when executed and delivered, will be deemed an original and all of which taken together, will be deemed to be one and the same instrument.

8.22. WAIVER OF JURY TRIAL. MORTGAGEE AND MORTGAGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS MORTGAGE OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF MORTGAGEE OR MORTGAGOR. THIS PROVISION IS A MATERIAL INDUCEMENT FOR MORTGAGEE TO ENTER INTO THIS MORTGAGE.

                         [NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, Mortgagor has executed this Mortgage as of the day and year set forth above.

                                        "MORTGAGOR"

                                        STONEWATER DOX FUNDING LLC,
                                        a Delaware limited liability company


                                        By: /s/ Marc K. Furstein
                                            ------------------------------------
                                        Name: Marc K. Furstein
                                        Title: Chief Operating Officer

STATE OF New York  )
                   ) SS.
COUNTY OF New York )

          I, Nichole Atkinson a Notary Public, in and for the County and State aforesaid, DO HEREBY CERTIFY that Marc Furstein, as COO of Stonewater Dox Funding LLC, a Delaware limited liability company, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged to me that (he/she), being thereunto duly authorized, signed and delivered said instrument as the free and voluntary act of said corporation, each of said limited partnerships and said limited liability company and as (his/her) own free and voluntary act, for the uses and purposes set forth therein.

          GIVEN under my hand and notarial seal this 19 day of Nov., 2003.

                                        Notary Public


My Commission expires:                  /s/ Nikhole Atkinson
                       --------------   ----------------------------------------
                                        NIKHOLE ATKINSON
                                        Notary Public, State of New York
                                        No. 01AT6095553
                                        Qualified in New York Country
                                        Commission Expires July 14, 2007

                                                             Loan No. 31-0901388

                                    EXHIBIT A

                               DESCRIPTION OF LAND

Exhibit A to MORTGAGE AND ABSOLUTE ASSIGNMENT OF RENTS AND LEASES AND SECURITY AGREEMENT (AND FIXTURE FILING) ("Mortgage") among STONEWATER DOX FUNDING LLC, as "Mortgagor", and WELLS FARGO BANK, NATIONAL ASSOCIATION, as "Mortgagee".

Description of Land. The Land referred to in this Mortgage is situated in the County of Champaign, state of Illinois and is described as follows:

Tract 1:

Lot 4 in Final Plat of Lot 4 of Par 3 Development Subdivision, as per Plat recorded as Document 98R 28668, situated in Champaign County, Illinois.

Tract 2:

Lots 5 and 6 of Final Plat of Lots 5, 6 and 7 of Par 3 Development Subdivision, a Subdivision in the City of Champaign, Champaign County, Illinois, as per plat recorded July 10,1996 in Plat Book "CC" at page 185 as Document 96R 17100.

Tract 3:

Lot 7 of Final Plat of Lots 5, 6 and 7 of Par 3 Development Subdivision, a subdivision in the City of Champaign, Champaign County, Illinois, as per plat recorded July 10, 1996 in Plat Book "CC" at page 185 as Document 96R 17100.

Tract 4:

Lot 3 of Final Plat of Lot 3 Par 3 Development Subdivision recorded as Document 98R 14068, situated in Champaign County, Illinois.


                                    EXHIBIT A
                                        1